UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant	[x]
Filed by a Party other than the Registrant	[ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[x]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Rule 14a-12

NORD RESOURCES CORPORATION
(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[x]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials:

[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount previously paid:

2)	Form, Schedule or Registration Statement No.

3)	Filing Party:

4)	Date Filed:

ii

NORD RESOURCES CORPORATION
1 West Wetmore Road, Suite 203,
Tucson, Arizona, 85705

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held on June 17, 2010

Dear Stockholder:

     The Annual Meeting of Stockholders (the “Annual Meeting”) of Nord Resources Corporation (the “Company”) will be held at Embassy Suites, located at 3110 East Skyline Drive, Tucson, Arizona 85718, on June 17, 2010 at 10:00 a.m. (Mountain Time).

At the Annual Meeting, stockholders will be asked to:

1.	elect Ronald A. Hirsch, Stephen D. Seymour, Douglas P. Hamilton and John F. Cook to our Board of Directors;

2.	ratify the selection of Mayer Hoffman McCann P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010;

3.

to approve an amendment to section 3.1(a) of the Company’s Amended and Restated 2006 Stock Incentive Plan to increase the number of shares of common stock issued or reserved for issuance pursuant to awards granted under the Plan from 6,000,000 shares to 11,000,000 shares; and

4.	transact any other business properly brought before the Annual Meeting and any adjournment or postponement thereof.

     The foregoing items of business are more fully described in the proxy statement accompanying this Notice.Only stockholders of record of the Company’s common stock at the close of business on April 30, 2010 are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof.

     It is important that your shares be represented and voted at the Annual Meeting. If you are a registered holder of the Company’s common stock, you can vote your shares by completing and returning the enclosed proxy card, even if you plan to attend the Annual Meeting. Please review the instructions on the proxy card or the information forwarded by your broker, bank or other nominee regarding voting instructions. You may vote your shares of common stock in person even if you previously returned a proxy card. Please note, however, that if your shares of common stock are held of record by a broker, bank or other nominee and you wish to vote in person at the Annual Meeting, you must obtain a proxy issued in your name from such broker, bank or other nominee.

     If you are planning to attend the Annual Meeting in person, you will be asked to register before entering the Annual Meeting. All attendees will be required to present government-issued photo identification (e.g., driver’s license or passport) to enter the Annual Meeting. If you are a stockholder of record, your ownership of the Company’s common stock will be verified against the list of stockholders of record as of April 30, 2010 prior to being admitted to the Annual Meeting. If you are not a stockholder of record and hold your shares of common stock in “street name” (that is, your shares of common stock are held in a brokerage account or by a bank or other nominee) you must also provide proof of beneficial ownership as of April 30, 2010, such as your most recent account statement prior to April 30, 2010, and a copy of the voting instruction card provided by your broker, bank or nominee, or similar evidence of ownership.

iii

May 7, 2010	By Order of the Board of Directors

/s/ Ronald A. Hirsch

Ronald A. Hirsch
Chairman of the Board

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 17, 2010:

The Proxy Statement and form of Proxy, as well as the
Company’s Annual Report on Form 10-K
for the year ended December 31, 2009
are available on the Internet at:

http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=04558.

TABLE OF CONTENTS

v

NORD RESOURCES CORPORATION
1 West Wetmore Road, Suite 203,
Tucson, Arizona, 85705

PROXY STATEMENT

FOR THE 2010 ANNUAL MEETING OF THE STOCKHOLDERS
TO BE HELD ON JUNE 17, 2010

THE ANNUAL MEETING

General

     This proxy statement is furnished in connection with the solicitation of proxies by the board of directors (the “Board of Directors”) of Nord Resources Corporation (“we”, the “Company” or “Nord”) for use in connection with the Company’s 2010 annual meeting of stockholders to be held on June 17, 2010 at 10:00 a.m. (Mountain Time) at Embassy Suites, located at 3110 East Skyline Drive, Tucson, Arizona 85718, and at any adjournment or postponement thereof, for the purposes set forth in the accompanying notice of annual meeting.

     This proxy statement, the notice of annual meeting and the enclosed form of proxy are expected to be mailed to our stockholders on or about May 14, 2010. Our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, including financial statements for such period, will also be mailed to our stockholders with this proxy statement, but such report does not constitute a part of this proxy statement.

     Our principal executive office is located at 1 West Wetmore Road, Suite 203, Tucson, Arizona, 85705.

Entitlement to Vote

     If you are a registered holder of shares of our common stock on the Record Date, you may vote those shares of our common stock in person at the annual meeting or by proxy in the manner described below under “Voting of Proxies.” If you hold shares of our common stock in “street name” through a broker or other financial institution, you must follow the instructions provided by your broker or other financial institution regarding how to instruct your broker or financial institution to vote your shares.

Voting of Proxies

     You can vote the shares that you own of record on the Record Date (as hereinafter defined) by either attending the annual meeting in person or by filling out and sending in a proxy in respect of the shares that you own. Your execution of a proxy will not affect your right to attend the annual meeting and to vote in person. You may also submit your proxy on the Internet or over the telephone by following the instructions contained in the Proxy.

     You may revoke your proxy at any time before it is voted by:

     (a)      filing a written notice of revocation of proxy with our corporate secretary at any time before the taking of the vote at the annual meeting;

     (b)      executing a later-dated proxy relating to the same shares and delivering it to our corporate secretary at any time before the taking of the vote at the annual meeting; or

     (c)      attending at the annual meeting, giving affirmative notice at the annual meeting that you intend to revoke your proxy, and voting in person. Please note that your attendance at the annual meeting will not, in and of itself, revoke your proxy.

     All shares of common stock represented by properly executed proxies received at or prior to the annual meeting that have not been revoked will be voted in accordance with the instructions of the stockholder who has executed the proxy. If no choice is specified in a proxy, the shares represented by the proxy will be voted FOR the election of all the nominees to serve as our directors and FOR the approval of all of the other proposals set forth in the accompanying notice of meeting. The shares represented by each proxy will also be voted for or against such other matters as may properly come before the annual meeting in the discretion of the persons named in the proxy as proxy holders. We are not aware of any other matters to be presented for action at the annual meeting other than those described herein.

     Any written revocation of proxy or subsequent later-dated proxy should be delivered to Nord Resources Corporation, 1 West Wetmore Road, Suite 203, Tucson, Arizona, 85705, Attention: Wayne M. Morrison, Secretary.

Record Date and Shares Entitled to Vote

     Our Board of Directors has fixed the close of business on April 30, 2010 as the “Record Date” for the determination of stockholders entitled to notice of and to vote at the annual meeting. At the Record Date, there were approximately 110,970,915 shares of our common stock issued, outstanding, and entitled to vote at the annual meeting. Holders of common stock are entitled to one vote at the annual meeting for each share of common stock held of record at the Record Date. There are no separate voting groups or separate series of stock. There is no cumulative voting in the election of directors.

Quorum

     A quorum is necessary to hold a valid meeting of our stockholders. The required quorum for the transaction of business at the annual meeting is one-third of our issued and outstanding shares of common stock as of the Record Date.

     In order to be counted for purposes of determining whether a quorum exists at the annual meeting, shares must be present at the annual meeting either in person or represented by proxy. Shares that will be counted for purposes of determining whether a quorum exists will include:

1.	shares represented by properly executed proxies for which voting instructions have been given, including proxies which are marked “Abstain” or “Withhold” for any matter;

2.	shares represented by properly executed proxies for which no instruction has been given; and

3.	broker non-votes.

     Broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because the broker has not received voting instructions from the beneficial owner and the broker does not have discretionary authority to vote such shares.

Votes Required

     Proposal One – Election of Directors: The affirmative vote of the holders of a plurality of our shares of common stock voting is required for the election of our directors. This means that the nominees who receive the greatest number of votes for each open seat will be elected. Votes may be cast in favor of the election of directors or withheld. A vote is withheld when a properly executed proxy is marked WITHHOLD for the election of one or more directors. Votes that are withheld and broker non-votes will be counted for the purposes of determining the presence or absence of a quorum but will have no other effect on the election of directors. Further, brokers may no longer cast discretionary “uninstructed” votes in any election of directors.

     Proposal Two – Appointment of Accountants: The affirmative vote of the holders of a majority of our common stock represented at the annual meeting in person or by proxy is required for the ratification of the appointment of our independent registered public accountants. Stockholders may vote in favor or against this proposal, or they may abstain. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. Abstentions are deemed to be “votes cast”, and have the same effect as a vote against this proposal. Broker non-votes are not deemed to be votes cast and, therefore, have no effect on the vote with respect to this proposal.

     Proposal Three – Amendment of Amended and Restated 2006 Stock Incentive Plan: The affirmative vote of the holders of a majority of our common stock represented at the annual meeting in person or by proxy is required for the approval of an amendment to section 3.1(a) of our Company’s Amended and Restated 2006 Stock Incentive Plan, to increase the number of shares of common stock issued or reserved for issuance pursuant to awards granted under the Plan from 6,000,000 shares to 11,000,000 shares. Stockholders may vote in favor or against any proposal, or they may abstain. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. Abstentions are deemed to be “votes cast”, and have the same effect as a vote against this proposal. Broker non-votes are not deemed to be votes cast and, therefore, have no effect on the vote with respect to this proposal.

Stockholder Proposals

     No proposals have been received from any stockholder to be considered at the annual meeting.

Other Matters

     It is not expected that any matters other than those referred to in this proxy statement will be brought before the annual meeting. If other matters are properly presented, however, the persons named as proxy appointees will vote in accordance with their best judgment on such matters. The grant of a proxy also will confer discretionary authority on the persons named as proxy appointees to vote in accordance with their best judgment on matters incident to the conduct of the annual meeting.

Solicitation of Proxies

     This proxy solicitation is made on behalf of our Board of Directors. We will solicit proxies initially by mail. Further solicitation may be made by our directors, officers and employees personally, by telephone, facsimile, e-mail, Internet or otherwise, but they will not be specifically compensated for these services. Upon request, we will reimburse brokers, dealers, banks or similar entities acting as nominees for their reasonable expenses incurred in forwarding copies of the proxy materials to the beneficial owners of the shares of our common stock they hold as of the Record Date. We will bear the expenses incurred in connection with printing, filing and mailing of this proxy statement.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information as of April 30, 2010 regarding the beneficial ownership of our common stock by:

  each person who is known by us to beneficially own more than 5% of our shares of common stock; and

  each named executive officer, each director and all of our directors and executive officers as a group.

     The number of shares beneficially owned and the percentage of shares beneficially owned are based on 171,386,059 shares of common stock outstanding as of April 30, 2010.

     For the purposes of the information provided below, shares that may be issued upon the exercise or conversion of options, warrants and other rights to acquire shares of our common stock that are exercisable or convertible within 60 days following April 30, 2010, are deemed to be outstanding and beneficially owned by the holder for the purpose of computing the number of shares and percentage ownership of that holder, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

	As of April 30, 2010
Name and Address of Beneficial Owner(1)	Shares		Percent
Named Executive Officers and Directors(2)
Ronald A. Hirsch Chairman	8,122,675	(3)	7.3%
Stephen D. Seymour Director	5,490,519	(4)	4.9%
Douglas P. Hamilton Director	366,666	(5)	0.3%
John F. Cook Director	587,109	(6)	0.5%
T. Sean Harvey(7) Director	823,416	(8)	0.7%
Randy L. Davenport Chief Executive Officer	408,333	(9)	0.4%

	As of April 30, 2010
Name and Address of Beneficial Owner(1)	Shares		Percent

Wayne M. Morrison Vice President, Chief Financial Officer, Secretary and Treasurer	319,999	(10)	0.3%

Directors and Executive Officers as a Group (Seven Persons)	16,118,717	(11)	14.4%

Notes

(1)

Under Rule 13d–3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of common shares actually outstanding on April 30, 2010.

(2)	The address of the executive officers and directors is c/o Nord Resources Corporation, 1 West Wetmore Road, Suite 203, Tucson, Arizona, 85705.
(3)	Includes 408,334 shares of common stock that may be acquired pursuant to options exercisable within 60 days.
(4)

Includes 458,334 shares of common stock that may be acquired pursuant to options exercisable within 60 days. Also includes 1,575,000 shares of common stock held by Mr. Seymour as a co–trustee of a trust, and 36,300 owned by his spouse. Mr. Seymour disclaims beneficial ownership of the 36,300 shares of common stock owned by his spouse.

(5)	Includes 333,667 shares of common stock that may be acquired pursuant to options exercisable within 60 days.
(6)

Includes 141,491 outstanding shares of common stock, all of which are owned by Tormin Resources Limited, a company owned and controlled by Mr. Cook. Also includes 366,667 shares of common stock that may be acquired pursuant to options exercisable within 60 days.

(7)	Mr. Harvey has declined to stand for re-election as a director at the annual meeting of stockholders to be held on June 17, 2010.
(8)	Includes 93,750 shares of common stock that may be acquired pursuant to warrants, and 166,667 shares of common stock that may be acquired pursuant to options, in each case exercisable within 60 days.
(9)	Mr. Davenport was appointed Chief Executive Officer on February 16, 2010.Includes 166,667 shares of common stock that may be acquired pursuant to options exercisable within 60 days.
(10)	Includes 216,666 shares of common stock that may be acquired pursuant to options exercisable within 60 days.
(11)

Consists of 2,149,997 shares of common stock that may be acquired pursuant to options, and 93,750 shares of common stock that may be acquired pursuant to warrants, in each case exercisable within 60 days.

The following table sets forth, as of April 30, 2010, certain information regarding beneficial ownership of our common stock by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock.

		Common Stock Beneficially Owned
Name and Address Of			Percent of
Beneficial Owner	Title of Class	Number of Shares	Class(1)

Ross J. Beaty 864930 B. C. Ltd. 1550-625 Howe Street Vancouver, B.C. Canada V6C 2T6	Common Stock	68,500,000(2)	47.3%

Riaz Shariff 1704 Al Moosa Tower 1 Sheikh Zayed Road Dubai, U.A.E.	Common Stock	11,470,000(3)	9.9%

Sprott Asset Management South Tower Royal Bank Plaza 200 Bay Street SL Level Toronto, ON Canada, M5J 2J5	Common Stock	8,984,250 (4)	7.9%

RBC Global Resources Fund 200 Bay Street Toronto, ON Canada, M5J 2J5	Common Stock	6,900,000 (5)	6.1%

Notes

(1)

Applicable percentage of ownership is based on 171,386,059 shares of common stock outstanding as of April 30, 2010 together with securities exercisable or convertible into shares of common stock within 60 days of April 30, 2010, for each stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days of April 30, 2010, are deemed to be beneficially owned by the person holding such options for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2)	Includes 34,250,000 shares of common stock that may be acquired upon exercise of outstanding common stock purchase warrants.

(3)	Includes 5,750,000 shares of common stock that may be acquired upon exercise of outstanding common stock purchase warrants.

(4)	Includes 3,718,150 shares of common stock that may be acquired upon exercise of outstanding common stock purchase warrants.

(5)	Includes 2,300,000 shares of common stock that may be acquired upon exercise of outstanding common stock purchase warrants.

     We have no knowledge of any arrangements, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change in our control.

     We are not, to the best of our knowledge, directly or indirectly owned or controlled by another corporation or foreign government.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

     None of the following persons has any substantial or material interest, directly or indirectly, by way of beneficial ownership of securities or otherwise, in any matter to be acted upon at the annual meeting, except in so far as they may be elected to office:

1.	each person who has been one of our directors or executive officers at any time since the beginning of our last fiscal year;

2.	each nominee for election as one of our directors; or

3.	any associate of any of the foregoing persons.

     None of the above persons has received any extra or special benefit in their capacity as a security holder of the Company.

PROPOSAL NUMBER ONE:

ELECTION OF DIRECTORS TO OUR BOARD OF DIRECTORS

Election of Directors

     We propose to elect four directors, each to hold office until each director’s successor is elected and qualified at our next annual meeting.

     The persons named in the enclosed proxy will vote for the election of the nominees listed under “Nominees for Election of Directors” below unless you instruct them otherwise, or unless a nominee is unwilling to serve as a director of our Company. Our Board of Directors has no reason to believe that any nominee will be unwilling to serve, but if a nominee should determine not to serve, the persons named in the proxy may vote for another candidate nominated by our Board of Directors.

     The affirmative vote of a plurality of the votes present in person or by proxy at the annual meeting and entitled to vote on the election of directors is required for the election of each nominee as a director. Our Amended Certificate of Incorporation does not provide for cumulative voting in the election of directors.

Nominees for Election as Directors

     Ronald A. Hirsch, Stephen D. Seymour, Douglas P. Hamilton and John F. Cook, each of whom is a current director, have been nominated by our Board of Directors for election. It is the intention of the persons named in the accompanying form of proxy to vote proxies for the election of these individuals and each of the nominees has consented to being named in this proxy statement and to serve, if elected. In the event that any or all of these individuals should for some reason, presently unknown, become unavailable for election, the persons named in the form of proxy intend to vote for substitute nominees.

     T. Sean Harvey, who has served as a director of our Company since June 11, 2007, will not be standing for re-election as a director. Mr. Harvey’s decision is based on personal reasons, and is not due to a disagreement with our Company on any matter relating to our operations, policies or practices that would require disclosure under Item 5.02 of Form 8-K.

Directors and Executive Officers

     The following table provides information regarding our directors (each of whom is a nominee for re-election to our Board of Directors) and executive officers:

Name and Municipality of		Current Office with Nord Resources
Residence	Age	Corporation	Director Since

Ronald A. Hirsch(1) Laguna Beach, CA	66	Director and Chairman	September 7, 2000

Stephen D. Seymour Baltimore, MD	68	Director	October 15, 2003

Douglas P. Hamilton North Chatham, MA	68	Director	February 15, 2006

John F. Cook Roslin, ON, Canada	70	Director	February 15, 2006

Randy L. Davenport(2) Tucson, AZ	54	Chief Executive Officer	N/A

Wayne M. Morrison(3) Tucson, AZ	52	Vice–President, Secretary and Chief Financial Officer	N/A

Notes

(1)	Mr. Hirsch also held the position of Chief Executive Officer of our Company until February 15, 2006.
(2)

Mr. Davenport replaced Erland A. Anderson as our Vice–President and Chief Operating Officer on January 12, 2009. Effective February 16, 2010, Mr. Davenport was appointed as our Chief Executive Officer, upon the resignation of John Perry as President, Chief Executive Officer and a Director of our Company on that date.

(3)	Mr. Morrison was appointed Vice President, Secretary and Chief Financial Officer on January 8, 2008.

     The following is a description of the business background of the directors and director nominees of our Company:

Ronald A. Hirsch – Mr. Hirsch has been a director of our Company since September 7, 2000 and Chairman since October 20, 2003. He was also Chief Executive Officer from October 20, 2003 until February 15, 2006. Mr. Hirsch has over 30 years experience in the investment and corporate finance community. From January 2000 to October 2003, he was the President of Hirsch Enterprises, a private investment firm based in Laguna Beach, California. Until 1997, Mr. Hirsch was Senior Vice President – Investments with Lehman Brothers in New York where he was employed for 20 years and previous to that was with Dean Witter for five years. He holds a bachelors degree in economics from Michigan State University and pursued advanced studies in Finance at New York University.

We believe that the following experience, qualifications, attributes and skills possessed by Mr. Hirsch lend themselves to service as a director of our Company:

CEO/Executive Management Skills

Experience as Chairman, CEO and Director of our Company since September 2000.

Financial Experience

Experience as President of Hirsch Enterprises from January 2000 to October 2003, a private investment firm based in Laguna Beach, California. Senior Vice President –Investments with Lehman Brothers in New York for 20 years until 1997. Experience as Senior Vice-President – Dean Witter & Company and Option Specialist and Financial Advisor with Thomson McKinnon Auchincloss over five years.

Board Experience

Prior service on our Company’s Board of Directors as Chairman since October 20, 2003 and as a member of the Board since September 7, 2000

Stephen D. Seymour – Mr. Seymour was appointed a director of our Company on October 15, 2003. He has over 30 years experience in sales, marketing and finance. Mr. Seymour has owned and been employed by Rockland Investments since 1986. He spent 15 years with Westinghouse Broadcasting where he was head of all television sales and marketing and a member of the board of the Broadcasting Division. Since 1980, he has specialized in leveraged buy outs, turnaround situations and under managed and undercapitalized ventures. Mr. Seymour holds an undergraduate degree from Rutgers University and an MBA from Columbia University.

We believe that the following experience, qualifications, attributes and skills possessed by Mr. Seymour lend themselves to service as a director of our Company:

CEO/Executive Management Skills

15 years experience with Westinghouse Broadcasting where he was head of all television sales and marketing.

Financial Experience

Owned and employed by Rockland Investments since 1986. Specialized experience in leveraged buy-outs, turnaround situations and under managed and undercapitalized ventures.

Board Experience

Prior service on our Company’s Board of Directors since October 15, 2003. Currently serving as Chairman of the Corporate Governance and Nominating Committee. Experience as a Director with Westinghouse’s Broadcasting Division.

Douglas P. Hamilton – Mr. Hamilton has been a director of our Company since February 15, 2006. He has over 30 years of experience in operations and finance in the power generation, automotive and aerospace industries. Mr. Hamilton has been retired since 1997. Prior to his retirement, he was Senior Vice President – Finance and Chief Financial Officer of Barnes Group Inc. (1996–1997) and Vice President – Finance and Control of U.S. Power Generation Businesses for Asea Brown Boveri, Inc. (1993–1996). Prior to that, he held various executive and management positions at United Technologies, Corporation and Ingersoll–Rand Company. Mr. Hamilton holds an AB degree in Engineering Science from Dartmouth College and an MBA in accounting from Columbia University.

We believe that the following experience, qualifications, attributes and skills possessed by Mr. Hamilton lend themselves to service as a director of our Company:

CEO/Executive Management Skills

Experience as Senior Vice President – Finance and Chief Financial Officer of Barnes Group Inc. (1996–1997) and Vice President – Finance and Control of U.S. Power Generation Businesses for Asea Brown Boveri, Inc. 1993–1996). Prior to that, he held various executive and management positions at United Technologies Corporation and Ingersoll–Rand Company.

Board Experience

Prior service on our Company’s Board of Directors since February 15, 2006. Currently serving as Chairman of the Audit and member of the Corporate Governance and Nominating and Compensation Committees.

John F. Cook – Mr. Cook has been a director of our Company since February 15, 2006. Mr. Cook is the President of Tormin Resources Limited, a private company providing consulting services to the mining industry. He holds a Bachelor of Engineering (Mining), C. Eng UK, and P. Eng Ontario, and brings to Nord more than 40 years of experience in the operations and management of mining companies. Mr. Cook’s positions included Senior Mining and Managing Consultant, RTZ Consultants Ltd. (1974–78), Associate and Principal, Golder Associates Ltd. (1978–83), Senior Project Manager, General Manager, and Vice President Engineering, Lac Minerals Ltd. (1983–90), Vice President Operations, Goldcorp Inc. (1990–94), and Navan Resources Plc, Operations Director (1994–96). Currently, Mr. Cook serves as the Chairman of Premier Gold Mines Limited and the President of San Anton Resources Corporation. He is also a director of Anaconda Mining Inc., GLR Resources Inc., Uranium City Resources Inc., MBMI Resources Inc. and Homeland Uranium Inc.

We believe that the following experience, qualifications, attributes and skills possessed by Mr. Cook lend themselves to service as a director of our Company:

CEO/Executive Management Skills

Experience as President of Tormin Resources Limited, a private company providing consulting services to the mining industry, Chairman of Premier Gold Mines Limited, President of San Anton Resources Corporation. Director of Anaconda Mining Inc., GLR Resources Inc., Uranium City Resources Inc., MBMI Resources Inc. and Homeland Uranium Inc.

Board Experience

Prior service on our Company’s Board of Directors since February 15, 2006. Currently serving as Chairman of the Compensation Committee and as a member of the Audit and Corporate Governance and Nominating Committees.

Operational and Industry Expertise

Experience as a Senior Mining and Managing Consultant, RTZ Consultants Ltd. (1974–78), Associate and Principal, Golder Associates Ltd. (1978–83), Senior Project Manager, General Manager, and Vice President Engineering, Lac Minerals Ltd. (1983–90), Vice President Operations, Goldcorp Inc. (1990–94), and Operations Director, Navan Resources Plc (1994–96).

     The following is a description of the business background of the executive officers of our Company:

Randy L. Davenport – Mr. Davenport was appointed Chief Executive Officer on February 16, 2010, to replace John T. Perry, who resigned as a director and officer of our Company to accept a position with another company. Mr. Davenport previously had been appointed as our Company’s Vice President and Chief Operating Officer on January 12, 2009. Prior to joining our Company, Mr. Davenport held the position of Vice President, Resource Development, Freeport–McMorRan Copper & Gold Inc. from 2007 to 2008. In addition, he had previously held a number of senior positions during two decades with Phelps Dodge Corporation, then the world’s second–largest copper producer, which was acquired by Freeport–McMorRan in 2007. In his career at Phelps Dodge, Mr. Davenport’s responsibilities included managing large copper mining operations, overseeing major mining construction projects, several feasibility and scoping studies, and directing the expansion of established operations and the start–up of green–field projects and acquisitions. Mr. Davenport’s career at Phelps Dodge also included five years as President of Sociedad Minera Cerro Verde, a Peruvian company majority owned and operated by Phelps Dodge and based in Arequipa, Peru, with a fully integrated open pit mining and solvent extraction electrowinning facility, the same process that our Company is using at its Johnson Camp Mine. Mr. Davenport earned a Bachelor of Science degree in Mining Engineering from the University of Idaho.

Wayne M. Morrison – Mr. Morrison was appointed Vice President and Chief Financial Officer on January 8, 2008. Prior to that, he served as our Controller from December 3, 2007 to January 8, 2008. Prior to joining our Company, Mr. Morrison was Vice President, Finance and Administration of AmpliMed Corp., a privately–held biotech company, from March 2005 until December 2007. From February 2002 to October 2004, Mr. Morrison held the position of Vice President and Chief Financial Officer of Fastrac 24/7, a privately–held information processing company, and from October 1997 to January 2002, he was President of Par One Golf Ventures, a privately–held golf promotion company. Mr. Morrison’s experience also includes past employment as a Certified Public Accountant with PricewaterhouseCoopers for four years. He earned a Bachelor of Science Degree in Accounting from the University of Delaware and an MBA from the Kenan–Flagler Business School of the University of North Carolina.

     The following is a description of the business background of Mr. T. Sean Harvey, who has served as a director of our Company since June 11, 2007, but who will not be seeking reelection as a director at the forthcoming annual meeting of our stockholders:

T. Sean Harvey – Mr. Harvey was appointed as a director of our Company on June 11, 2007. He is a co–founder and, since January 2004, has served as the Non–Executive Chairman of Andina Minerals, Inc., a Toronto–based exploration–stage mining company listed on the TSX Venture Exchange. Mr. Harvey also served as the President, Chief Executive Officer and a director of Orvana Minerals Corp. (April 2005 – May 2006), a mining company listed on the Toronto Stock Exchange, and as the President, Chief Executive Officer and a director of Atlantico Gold Inc. (May 2003 – January 2004), a private company that acquired the Amapari gold project in Brazil in 2003, and that was subsequently acquired by Wheaton River Minerals Ltd. Prior to that, Mr. Harvey served as: the President, Chief Executive Officer, Chief Operating Officer and a director of TVX Gold Inc. (April 2001 – January 2003), a mining company listed on the Toronto and New York Stock Exchanges; a financial consultant to the EBX Group of Companies based in Rio de Janeiro (April 2000 – March 2001); a Director at Deutsche Bank Securities Limited (August 1998 – March 2000) in Toronto, where he was a member of the Investment Banking Group and the Global Mining and Metals team; a Director at Nesbitt Burns Inc. (Burns Fry Ltd.) (February 1990 – July 1998) in Toronto, where he was a member of the Investment Banking Group; a Financial Analyst at IBM Canada Limited (February 1989 – February 1990); and an Assistant Manager, CIBC (March 1988 –February 1989). Mr. Harvey holds an Honors Bachelor of Arts degree (Economics and Geography) and a Master of Arts degree (Economics) from Carleton University, a Bachelor of Laws degree from the University of Western Ontario and an MBA from the University of Toronto. He is also a member of the Law Society of Upper Canada.

     The following is a description of the business background of Mr. John Perry, who was a director and executive officer of our Company until his resignation on February 16, 2010 to accept a senior officer’s position with another public company:

John T. Perry – Mr. Perry was a director of our Company from June 11, 2007 until February 16, 2010, and President and Chief Executive Officer from April 23, 2007 until February 16, 2010. Mr. Perry was appointed as our Senior Vice President and Chief Financial Officer on April 1, 2005 and Secretary and Treasurer in September 2005 and acted as such until January 2008. Mr. Perry has over 17 years (1989 to present) of mining and metals industry experience. Before joining our Company, Mr. Perry was Vice President, Director with CB Richard Ellis, International Mining and Metals Group from December 2003 to August 2005. Prior to that, he held various positions with BHP Billiton Base Metals and BHP Copper Inc., including Vice President Finance with BHP Billiton Base Metals from August 2002 to November 2003, President, BHP Copper, Inc. from August 1999 to August 2002, and Vice President Finance and Administration for BHP Copper, Inc. He is a Certified Public Accountant and holds an undergraduate degree in Accounting and Finance as well as an MBA from the University of Arizona. He is also a director of Homeland Uranium Incorporated.

Significant Employees

     We do not have any significant employees other than our executive officers.

Family Relationships

     None of our directors or executive officers are related.

Meetings of Directors During the Last Fiscal Year

     The Company’s Board of Directors held 11 meetings during the fiscal year ended December 31, 2009. Each director attended at least 75% of the aggregate of: (i) the total number of board meetings held while he was a director; and (ii) the total number of meetings held by committees on which he served during the periods that he served.

     The Company does not have a formal policy with respect to director attendance at annual stockholders meetings, however, all directors are encouraged to attend. A total of three directors from the Board of Directors as it was comprised at the time attended the annual stockholders meeting last year.

Board Independence

     The board of directors has determined that Douglas P. Hamilton, John F. Cook and Stephen Seymour each qualify as independent directors under the listing standards of the NYSE Amex Equities Exchange. T. Sean Harvey, who will not seek re-election as a director, also qualified as an independent director during his tenure.

Committees of the Board of Directors

     Our Board of Directors currently has three board committees: an Audit Committee, a Compensation Committee and a Corporate Governance and Nominating Committee. These Committees were established in February 2006.

     The following provides information regarding each of the Company’s board committees and summarizes the functions of each of the committees.

Audit Committee

     Our Audit Committee has been structured to comply with Rule 10A–3 under the Securities Exchange Act of 1934, as amended. Our Audit Committee is currently comprised of Douglas P. Hamilton, John F. Cook, and T. Sean Harvey. Douglas P. Hamilton is the Chairman of the Audit Committee and our board of directors has determined that he satisfies the criteria for an audit committee financial expert under Item 407(d)(5) of Regulation S–K of the rules of the Securities and Exchange Commission. Each Audit Committee member is able to read and understand fundamental financial statements, including our consolidated balance sheet, consolidated statement of operations and consolidated statement of cash flows.

     The Audit Committee meets with management and our external auditors to review matters affecting our financial reporting, the system of internal accounting and financial controls and procedures and the audit procedures and audit plans. The Audit Committee reviews our significant financial risks, is involved in the appointment of senior financial executives, and annually reviews our insurance coverage and any off–balance sheet transactions.

     The Audit Committee is mandated to monitor the audit and preparation of our consolidated financial statements and to review and recommend to the board of directors all financial disclosure contained in our public documents. The Audit Committee is also mandated to appoint our external auditors, monitor their qualifications and independence and determine the appropriate level of their remuneration. The external auditors report directly to the Audit Committee and to the board of directors. The Audit Committee and board of directors each have the authority to terminate the external auditor’s engagement (subject to confirmation by our stockholders). The Audit Committee also approves in advance any permitted services to be provided by the external auditors which are not related to the audit.

     Our Company provides appropriate funding as determined by the Audit Committee to permit the Audit Committee to perform its duties and to compensate its advisors. The Audit Committee, at its discretion, has the authority to initiate special investigations, and if appropriate, hire special legal, accounting or other outside advisors or experts to assist the Audit Committee to fulfill its duties.

     The Audit Committee operates pursuant to a written charter, which complies with the applicable provisions of the Sarbanes–Oxley Act of 2002 and related rules of the SEC and the NYSE Amex Equities Exchange.

     The Audit Committee discharged its mandate in respect of the financial year ended December 31, 2009, including the review and recommendation to the Board in respect of all financial disclosure contained in our company’s public documents.

     The Audit Committee held four meetings during the year ended December 31, 2009, and also acted through the adoption of written consent resolutions as permitted under the Delaware General Corporation Law and our company’s Amended and Restated Bylaws.

Report of the Audit Committee

     The Audit Committee has reviewed and discussed the audited consolidated financial statements for the year ended December 31, 2009 with the Company’s management. In addition, the Audit Committee has discussed with the Company’s independent registered public accounting firm, Mayer Hoffman McCann P.C., the matters required by Statement on Auditing Standards No. 61, Communication with Audit Committees. The Audit Committee has received the written disclosures and the letter from Mayer Hoffman McCann P.C. required by Public Accounting Oversight Board Rule No. 3526, Communications with Audit Committees Concerning Independence, and has discussed, with Mayer Hoffman McCann P.C., their independence. The Audit Committee considered the compatibility of non-audit services with the auditors’ independence. Based on the discussions and reviews referenced above, the Audit Committee recommended to the Company’s Board of Directors that the audited consolidated financial statements for the year ended December 31, 2009 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009. The Audit Committee has selected Mayer Hoffman McCann P.C. to serve as the Company’s Independent Registered Public Accounting Firm for the year 2010.

     The Audit Committee of the Board of Directors of Nord Resources Corporation:

Douglas P. Hamilton (Chairman)
T. Sean Harvey
John F. Cook

Compensation Committee

     The Compensation Committee is currently comprised of Douglas P. Hamilton, John F. Cook and T. Sean Harvey, all of whom qualify as independent directors under the rules of the NYSE Amex Equities Exchange. John F. Cook is the Chairman of the Compensation Committee. The Compensation Committee is responsible for considering and authorizing terms of employment and compensation of directors, executive officers and providing advice on compensation structures in the various jurisdictions in which our Company operates. In addition, the Compensation Committee reviews our overall salary objectives and any significant modifications made to employee benefit plans, including those applicable to directors and executive officers, and proposes any awards of stock options and incentive and deferred compensation benefits.

     The Compensation Committee operates pursuant to a written charter, adopted by the Board of Directors in March 2008. The Compensation Committee held 1 meeting during the year ended December 31, 2009.

Corporate Governance and Nominating Committee

     The Corporate Governance and Nominating Committee is comprised of Stephen Seymour, Douglas P. Hamilton and John F. Cook, each of whom qualify as independent directors under the rules of the NYSE Amex Equities Exchange. Mr. Seymour is the Chairman of the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee is responsible for developing our approach to corporate governance issues and compliance with governance rules. The Corporate Governance and Nominating Committee is also mandated to plan for the succession of our company, including recommending director candidates, review of board procedures, size and organization, and monitoring of senior management with respect to governance issues. The Committee is responsible for the development and implementation of corporate communications to ensure the integrity of our disclosure controls and procedures, internal control over financial reporting and management information systems. The purview of the Corporate Governance and Nominating Committee also includes the administration of our Board of Directors’ relationship with our management.

     The Corporate Governance and Nominating Committee identifies individuals believed to be qualified to become board members and recommends individuals to fill vacancies. There are no minimum qualifications for consideration for nomination to be a director of the Company. The Committee will assess all nominees using the same criteria. In nominating candidates, the Committee takes into consideration such factors as it deems appropriate, including judgment, experience, skills and personal character, as well as the needs of the Company.

     The Corporate Governance and Nominating Committee will consider nominees recommended by stockholders if such recommendations are made in writing to the Committee and will evaluate nominees for election in the same manner whether the nominee has been recommended by a stockholder or otherwise. To recommend a nominee, please write to the Corporate Governance and Nominating Committee c/o Nord Resources Corporation, Attn: Secretary, 1 West Wetmore Road, Suite 203, Tucson, Arizona, 85705.

     The Corporate Governance and Nominating Committee operates pursuant to a written charter adopted by the Board of Directors in October 2008.

     The Corporate Governance and Nominating Committee did not hold any meetings during the year ended December 31, 2009.

Stockholder Communications

     Stockholders may contact an individual director, the Board of Directors as a group, or a specified board committee or group, including the non-employee directors as a group, either by: (a) writing to Nord Resources Corporation, 1 West Wetmore Road, Suite 203, Tucson, Arizona, 85705, Attn: Board of Directors; or (b) sending an e-mail message to info@nordresources.com.

     Our Secretary will conduct an initial review of all such stockholder communications and will forward the communications to the persons to whom it is addressed, or if no addressee is specified, to the appropriate committee of the Board of Directors or the entire Board of Directors depending on the nature of the communication. Such communications will be assessed by the recipients as soon as reasonably practical taking into consideration the nature of the communication and whether expedited review is appropriate.

Code of Ethics

     We have a Code of Ethics that applies to all directors and officers. This code summarizes the legal, ethical and regulatory standards that must be followed and is a reminder to the directors and officers of the seriousness of that commitment. Compliance with this Code of Ethics and high standards of business conduct is mandatory for each director and officer. As adopted, the Code of Ethics sets forth written standards that are designed to deter wrongdoing and to promote:

1.	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

2.	compliance with applicable governmental laws, rules and regulations;

3.	the prompt internal reporting of violations of the Code of Ethics to the appropriate person or persons identified in the Code of Ethics; and

4.	accountability for adherence to the Code of Ethics.

     Our Company will provide a copy of the Code of Ethics to any stockholder without charge, upon request. Requests can be sent to: Nord Resources Corporation, at 1 West Wetmore Road, Suite 203, Tucson, Arizona, 85705.

Involvement in Certain Legal Proceedings

     Except as disclosed in this proxy statement, during the past ten years none of the following events have occurred with respect to any of our directors or executive officers:

1.

A petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

2.	Such person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.

Such person was the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

i.

Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii.	Engaging in any type of business practice; or

iii.	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

4.

Such person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (3)(i) above, or to be associated with persons engaged in any such activity;

5.

Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

6.

Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7.

Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

	i.	Any Federal or State securities or commodities law or regulation; or

ii.

Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease- and-desist order, or removal or prohibition order; or

	iii.	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.

Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

     On September 23, 2009, Sandab Communications LP II filed for Chapter 11 protection in the New England District Court. Sandab owns and operates four radio stations. The president of the General Partner is Stephen D. Seymour who is also a director of our Company.

     There are currently no legal proceedings to which any of our directors or officers is a party adverse to us or in which any of our directors or officers has a material interest adverse to us.

Certain Relationships and Related Transactions

     Since the beginning of our last fiscal year, none of our directors, officers or principal stockholders, nor any associate or affiliate of the foregoing, have any material interest, direct or indirect, in any transaction, or in any proposed transaction, in which our Company was or is to be a participant and in which the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year–end for the last two completed fiscal years.

Compensatory Arrangements

     Other than compensatory arrangements described under “Executive Compensation,” we have no other transactions, directly or indirectly, with our promoters, directors, senior officers or principal stockholders, which have materially affected or will materially affect us.

Conflicts of Interest

     To our knowledge, and other than as disclosed in this proxy statement, there are no known existing or potential conflicts of interest among us, our promoters, directors and officers, or other members of management, or any proposed director, officer or other member of management as a result of their outside business interests except that certain of the directors and officers serve as directors and officers of other companies, and therefore it is possible that a conflict may arise between their duties to us and their duties as a director or officer of such other companies.

Compliance with Section 16(a) of the Securities Exchange Act

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors, and persons who beneficially own more than ten percent of our equity securities, to file initial reports of ownership and reports of changes in ownership of our common stock and our other equity securities with the SEC. Based on our review of the reports furnished to us by our officers, directors and greater than ten percent stockholders, during the fiscal year ended December 31, 2009, all such reports were timely filed, except as follows:

Reporting Person	No. of Late Reports During the Fiscal Year Ended December 31, 2009	No. of Late Reports During the Fiscal Year Ended December 31, 2008
Ronald Hirsch	Nil	3
John Perry	Nil	1
Sean Harvey	Nil	4
Wayne Morrison	Nil	1
Douglas Hamilton	1	3
Stephen Seymour	Nil	5
John Cook	1	2
Geologic Resource Partners, LLC	Nil	2

EXECUTIVE COMPENSATION

Summary Compensation Table

     Particulars of compensation awarded to, earned by or paid during the last two fiscal years to:

(a)	the person(s) serving as our company’s principal executive officer during the year ended December 31, 2009;

(b)

each of our company’s two most highly compensated executive officers, other than the principal executive officer, who were serving as executive officers at the end of the year ended December 31, 2009, and whose total compensation exceeds $100,000 per year; and

(c)

individuals for whom disclosure would have been provided under (b) but for the fact that the individual was not serving as an executive officer of our Company at the end of the year ended December 31, 2008;

(individually a “named executive officer” and collectively, the “named executive officers”) are set out in the summary compensation table below.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($) (1)	Non– Equity Incentive Plan Compen– sation ($)	Non– qualified Deferred Compen– sation Earnings ($)	All Other Compen– sation Compen– sation ($)(5)	Total ($)
Ronald A. Hirsch Chairman	2009 2008	96,154 100,000	– –	– –	– 5,300	– –	–	– –	96,154 105,300
John T. Perry Former President, CEO, Secretary and Treasurer(2)	2009 2008	193,292 200,402	–	– –	– 23,850	– –	– –	7,692 4,000	200,984 228,252
Randy L. Davenport CEO, Vice–President and Chief Operating Officer(3)	2009 2008	212,307 –	– –	– –	62,533 –	– –	– –	4,954 –	279,794 –
Wayne M. Morrison Vice–President, Chief Financial Officer, Secretary and Treasurer(4)	2009 2008	145,925 150,112	– –	– –	– 13,250	– –	– –	4,958 3,000	150,883 166,362

Notes
(1)

This column represents the dollar amount recognized for financial statement reporting purposes with respect to the 2009 and 2008 financial years for the fair value of stock options granted to each Named Executive Officer. The Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service–based vesting conditions. For additional information on the valuation assumptions with respect to the options, refer to Note 20 under the heading “Stock–Based Compensation” in our audited consolidated financial statements for the year ended December 31, 2009, included in our Annual Report on Form 10-K.

(2)	Mr. Perry resigned as Chief Financial Officer, Secretary and Treasurer effective January 8, 2008, and as President and Chief Executive Officer on February 16, 2010.
(3)	Mr. Davenport was appointed Vice President and Chief Operating Officer effective January 12, 2009. He succeeded Mr. Perry as Chief Executive Officer on February 16, 2010.
(4)	Mr. Morrison was appointed Vice President, Chief Financial Officer, Secretary and Treasurer effective January 8, 2008.
(5)	Represents the dollar amount of the Company’s contribution to the Named Executive Officer’s 401(K) Retirement Plan.

Outstanding Equity Awards as of December 31, 2009

     The following table summarizes the outstanding equity awards as of December 31, 2009 for each of our named executive officers:

Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Ronald Hirsch	100,000 275,000 N/A	N/A N/A 66,667	N/A N/A N/A	$0.68 $0.85 $0.09	6/11/2017 7/11/2017 11/26/2013	N/A N/A N/A	N/A N/A N/A	N/A N/A N/A	N/A N/A N/A
John T. Perry	434,000 200,000 100,000 100,000 100,000 150,000	N/A N/A N/A N/A N/A 300,000	N/A N/A N/A N/A N/A N/A	$0.68 $0.30 $0.40 $0.50 $0.60 $0.09	6/11/2017 4/1/2010 4/1/2010 4/1/2010 4/1/2010 11/26/2013	N/A N/A N/A N/A N/A N/A	N/A N/A N/A N/A N/A N/A	N/A N/A N/A N/A N/A N/A	N/A N/A N/A N/A N/A N/A
Wayne M. Morrison	133,333 N/A	N/A 166,667	N/A N/A	$1.10 $0.09	12/3/2012 11/26/2013	N/A N/A	N/A N/A	N/A N/A	N/A N/A
Randy L. Davenport	N/A	333,333	N/A	$0.21	1/12/2014	N/A	N/A	N/A	N/A

Equity Compensation Plans

     We have adopted a stock incentive plan (the “2006 Stock Incentive Plan”) which was approved by our stockholders at our Annual General Meeting held on October 18, 2006.

Amendments to the 2006 Stock Incentive Plan were approved by our stockholders at our Annual General Meeting held on October 15, 2008. The amendments have been incorporated into an Amended and Restated 2006 Stock Incentive Plan (the “Amended and Restated 2006 Stock Incentive Plan”) which has been filed with the SEC.

     A total of 6,000,000 shares of common stock have been reserved for issuance under all awards (each, an “Award”) that may be granted under the Amended and Restated 2006 Stock Incentive Plan. “Eligible Participants” who are entitled to participate in the Amended and Restated 2006 Stock Incentive Plan consist of employees, directors and consultants of (a) our Company or (b) any of the following entities: (i) any “parent corporation” as defined in section 424(e) of the Internal Revenue Code of 1986, as amended (the “Code”); (ii) any “subsidiary corporation” as defined in section 424(f) of the Code; or (iii) any business, corporation, partnership, limited liability company or other entity in which our Company, a parent corporation or a subsidiary corporation holds a substantial ownership interest, directly or indirectly.

     The Amended and Restated 2006 Stock Incentive Plan provides for the granting to Eligible Participants of such Awards as the administrator of the Amended and Restated 2006 Stock Incentive Plan (the “Administrator”) may from time to time approve. The Amended and Restated 2006 Stock Incentive Plan includes the following provisions:

(a)	the Administrator will be a Committee of the Board of Directors of our Company appointed to act in such capacity, or otherwise, the Board of Directors itself;

(b)	each Award will be subject to a separate award agreement (an “Award Agreement”) to be executed by our Company and the grantee (the “Grantee”), which shall specify the term of the Award; and

(c)

subject to applicable laws, including the rules of any applicable stock exchange or national market system, the Administrator will be authorized to grant any type of Award to an Eligible Participant that is not inconsistent with the provisions of the plan, and the specific terms and provisions of which are set forth in an Award Agreement, and that by its terms involves or may involve the issuance of: (i) shares of common stock, (ii) a stock option, (iii) a stock appreciation right (“SAR”) entitling the Grantee to acquire such number of shares of common stock or such cash compensation as will be determined by reference to any appreciation in the value of our Company’s common stock, (iv) restricted stock issuable for such consideration (if any) and subject to such restrictions as may be established by the Administrator, (v) unrestricted stock issuable for such consideration (if any) on such terms and conditions as may be established by the Administrator, (vi) restricted stock units, subject to such restrictions as may be imposed by the Administrator, and represented by notional accounts maintained in the respective names of the Grantees that are valued solely by reference to shares of common stock of our Company and payable only in shares after the restrictions have lapsed, (vii) deferred stock units (“DSUs”) issuable to eligible directors in lieu of certain eligible remuneration otherwise payable in shares of common stock, subject to settlement in accordance with the terms and conditions of the Award and represented by notional accounts maintained in the respective names of the Grantees, (viii) dividend equivalent rights, which are rights entitling the Grantee to receive credits for dividends that would be paid if the recipient had held a specified number of shares of common stock, (ix) any other security with the value derived from the value of our Company’s common stock, or (x) any combination of the foregoing.

     Any Award that is subject to a restriction will become fully exercisable only as set forth in the applicable Award Agreement. Nevertheless, the Amended and Restated 2006 Stock Incentive Plan provides the Administrator with the sole discretion, at any time, to declare any or all Awards to be fully or partially vested and exercisable, provided that the Administrator does not have the authority to accelerate or postpone the timing of payment or settlement with respect to Awards subject to Section 409A of the Code in a manner that would cause the Awards to be subject to certain related interest and penalty provisions. The Administrator may discriminate among Eligible Participants or among Awards in exercising such discretion.

     The Amended and Restated 2006 Stock Incentive Plan has specific provisions which apply to grants of Awards intended to qualify as “performance–based compensation”, as defined under section 162(m) of the Code, to any employees who are “covered employees” for the purposes of section 162(m)(3) of the Code.

     Under the Amended and Restated 2006 Stock Incentive Plan, stock options may be granted as either incentive stock options under section 422 of the Code and the related regulations, or as non–incentive stock options under section 83 of the Code. As of December 31, 2009, we have granted a total of 5,110,000 non–qualified stock options, 946,991 DSUs and 200,000 incentive stock options under the Amended and Restated 2006 Stock Incentive Plan. In addition, 679,330 previously issued non–qualified stock options have been cancelled.

     We have also granted non–qualified stock options under individual compensation arrangements, which have been authorized by our board of directors. Such options have been granted outside of, and are therefore not subject to, the Amended and Restated 2006 Stock Incentive Plan.

     To date, certain equity–based fees have been paid to our non–executive directors in the form of awards issued pursuant to our Company’s Amended and Restated 2006 Stock Incentive Plan. The non–executive directors have limited rights, exercisable within applicable time limits, to elect to have any percentage of such awards, and any percentage of cash fees, payable in deferred stock units. Each of our non–executive directors exercised such rights in respect of the equity–based fees payable to him for services rendered during the year ended December 31, 2009.

     The following table provides a summary of the number of stock options and deferred stock units outstanding as at December 31, 2009.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	5,007,602 (1)	0.51(3)	422,339
Equity compensation plans not approved by security holders	1,281,674	0.51	N/A
Total(2)	6,289,276(1)	0.51	422,339

Notes:

(1)

Includes 4,274,001 shares of common stock reserved for issuance in connection with stock options granted under the 2006 Stock Incentive Plan, and 733,601 shares of common stock reserved for issuance in connection with deferred stock units granted to our Company’s non–executive directors under the 2006 Stock Incentive Plan and 213,390 common shares issued pursuant to the conversion of deferred stock units. A total of 68,421 deferred stock units were not issued until January, 2010, but are included in this table as they were issued to our non–executive directors in respect of services rendered during the quarter ended December 31, 2009. Does not include 123,363 common shares issued pursuant to the conversion of deferred stock units.

(2)

Includes certain options granted to executive officers pursuant to employment agreements described in more detail under the caption “Employment Contracts and Termination of Employment and Change–In–Control Arrangements.”

(3)	The deferred stock units are disregarded for purposes of calculating the weighted average exercise price of outstanding options.

Compensation of Directors

     The following table summarizes the compensation of our Company’s directors for the year ended December 31, 2009:

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards (2) ($)	Option Awards ($)(3)	Non–Equity Incentive Plan Compen– sation ($)	Non–qualified Deferred Compen– sation Earnings ($)	All Other Compen– sation ($)	Total ($)
T. Sean Harvey	1,500	25,000(4)	–	–	–	–	26,500
Doug Hamilton	3,000	40,000(4)	–	–	–	–	43,000
Stephen Seymour	1,500	32,500(4)	–	–	–	–	34,000
John Cook	1,500	32,500(4)	–	–	–	–	34,000

Notes:

(1)

Ronald Hirsch, a member of our board of directors and John Perry, a former member of our board of directors, are Named Executive Officers and did not receive any compensation as directors that have not been disclosed in the summary compensation table above.

(2)

This column represents the dollar amount recognized for financial statement reporting purposes with respect to the 2009 fiscal year for the fair value of deferred stock units, or DSUs, granted in 2009 in accordance with SFAS 123R. Fair value is calculated using the average of the high and low price of our stock on the trading day prior to the date of grant. The outstanding DSUs for the directors at December 31, 2009 are as follows: Douglas Hamilton (288,423 DSUs), Stephen Seymour (220,708 DSUs), John Cook (85,329 DSUs) and T. Sean Harvey (139,141 DSUs).

(3)

This column represents the fair value of the options awarded in 2009 in accordance with SFAS 123R. Pursuant to SEC rules, the amount shown exclude the impact of estimated forfeitures related to service based vesting conditions.

(4)	Fair value of deferred stock units issued pursuant to our Company’s Amended and Restated 2006 Stock Incentive Plan.

     The board of directors has approved a compensation structure for our non–executive directors which is designed to fairly pay non–executive directors for work required while aligning the interests of the non–executive directors with the long–term interests of stockholders.

     Non–executive directors are entitled to receive a $25,000 annual retainer, with an additional $15,000 payable annually to the Chairman of the Audit Committee and $7,500 payable annually to the Chairman of the Compensation Committee and the Chairman of the Nominating and Corporate Governance Committee. All of these fees are payable in stock, restricted stock, restricted stock units, or such other equity–based compensation as the board of directors determines.

     To date, the equity–based fees have been payable in shares of our common stock pursuant to our 2006 Stock Incentive Plan. The non–executive directors have limited rights, exercisable within applicable time limits, to elect to have any percentage of such awards, and any percentage of cash fees, payable in DSUs. Each of our non–executive directors exercised such rights in respect of the equity–based fees payable to him for 2008 and 2007. Accordingly, all retainer fees paid during 2008 and 2007 were paid in DSUs. The DSUs are subject to the Amended and Restated 2006 Stock Incentive Plan. DSUs are awarded on a quarterly basis at the end of March, June, September and December, or as otherwise determined by the administrator of the Amended and Restated 2006 Stock Incentive Plan. The number of DSUs awarded each quarter is calculated by dividing the total fees payable to each director for that quarter by the fair market value of our common stock, determined in accordance with the Amended and Restated 2006 Stock Incentive Plan. Each DSU is the economic equivalent of one share of our common stock. The DSUs will be converted into shares of common stock upon the director’s termination of service, or as otherwise provided in their individual deferral election.

     During 2009, T. Sean Harvey received 65,638 deferred stock units; Douglas Hamilton, the Chairman of our Audit Committee, received 105,021 deferred stock units; John Cook, the Chairman of our Compensation Committee, received 85,329 deferred stock units; and Stephen Seymour, the Chairman of our Corporate Governance and Nominating Committee received 85,329 deferred stock units. During 2009, 78,952 DSUs issued to John Cook were converted into common shares. The deferred stock units are subject to the Amended and Restated 2006 Deferred Stock Unit Plan.

     We paid cash fees to our non–executive directors totaling $7,500 during the year ended December 31, 2009 as follows:

Amount of Cash
Name	Fees Paid
T. Sean Harvey	$1,500
Doug Hamilton	3,000
John Cook	1,500
Stephen Seymour	1,500
$7,500

Employment Contracts and Termination of Employment and Change–In–Control Arrangements

Ronald Hirsch

     Ronald Hirsch serves as Chairman of our Company’s board of directors pursuant to an executive employment agreement dated January 2, 2004. The executive employment agreement originally governed the terms of Mr. Hirsch’s employment as our Chief Executive Officer, until his resignation from that position effective February 15, 2006. The original term of this executive employment agreement was for three years, expiring on January 2, 2007. The executive employment agreement has been renewed until January 2, 2010, and is subject to automatic renewals for successive one year periods unless cancelled by either of the parties.

     The executive employment agreement provides that, absent a change in control, if we were to terminate Mr. Hirsch for any reason not for cause (other than due to death or disability), we would have to pay to Mr. Hirsch: (i) his accrued unpaid salary, bonuses and expenses, if any; (ii) his base salary for 12 months; and (iii) his health insurance premiums until the earlier of the expiration of 12 months and the date he is eligible for similar health benefits with another employer. Following a change in control, in the event we were to terminate Mr. Hirsch for any reason other than for death, disability or cause, we would be required to pay Mr. Hirsch all accrued unpaid salary, bonuses, and expenses, a lump sum equal to three times his annual base salary, and we would be required to pay for his health, medical, and disability insurance premiums for a period of 18 months. Mr. Hirsch may also elect to terminate his employment following a change of control and receive these payments.

     Effective October 18, 2006, we entered into an agreement amending our executive employment agreement with Mr. Hirsch, pursuant to which we have paid Mr. Hirsch all of his accrued consulting fees for services provided by him to our Company between May 1, 2001 and October 19, 2003, and all of his accrued and unpaid salary. As described in more detail below, the amended executive employment agreement contains certain provisions that will apply if our Company becomes a party to a “Significant Transaction,” which is defined to mean a significant transaction in which: (i) any person, together with all affiliates and associates of such person, becomes the beneficial owner, directly or indirectly, of securities of our Company representing or convertible into 51% or more of the common stock of our Company; or (ii) there is a sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of our Company or of assets of our Company valued at $12,000,000 or greater.

     Our amended executive employment agreement with Mr. Hirsch provides, among other things, that:

  Mr. Hirsch’s base salary in his capacity as Chairman from February 15, 2006, to February 15, 2007 continued at the original level provided for in his executive employment agreement of $200,000 per annum, and was reduced to $100,000 per annum thereafter.

  Notwithstanding Mr. Hirsch’s retirement, resignation or termination for any reason other than for cause or as a result of a Significant Transaction which is accompanied by a change of majority ownership of our Company, our Company shall continue to provide health insurance benefits to Mr. Hirsch until he reaches the age of 65.

  If our Company enters into an agreement with respect to a Significant Transaction which is accompanied by a change of majority ownership of our Company, Mr. Hirsch will voluntarily resign as Chairman effective immediately prior to the completion of the Significant Transaction.

  In the event that Mr. Hirsch ceases to be employed by our Company (other than by way of termination for cause) in connection with the completion of a Significant Transaction, other than one which is accompanied by a change of majority ownership of our Company, we must provide to Mr. Hirsch certain payments and benefits set forth in the executive employment agreement – subject to execution and delivery by Mr. Hirsch to our Company of a mutual and general release of claims – including the payment to Mr. Hirsch of an amount equal to three times his annual base salary in a lump sum within 60 days following termination of employment.

  In the event of the completion of a Significant Transaction which is accompanied by a change of majority ownership of our Company, Mr. Hirsch will not be entitled to receive the lump sum payment equal to three times his annual base salary.

Randy Davenport

     Randy Davenport serves as our Company’s Chief Executive Officer. He continues to be subject to the executive employment agreement with our Company dated November 11, 2009, pursuant to which he has acted as our Vice President and Chief Operating Officer.

     Mr. Davenport was initially engaged as our Vice President and Chief Operating Officer pursuant to the terms of a letter agreement dated January 12, 2009. Under the letter agreement, Mr. Davenport was entitled to a salary of $230,000 per annum. In addition Mr. Davenport was granted 500,000 stock options on January 12, 2009 pursuant to the Corporation’s 2006 Stock Incentive Plan, of which 166,667 vested on each of April 11, 2009 and January 12, 2010. The remaining 166,666 stock options will vest on January 12, 2011. The stock options have an exercise price of $0.205 per share and expire on January 12, 2014. During 2009, Mr. Davenport exercised 166,667 stock options.

     The letter agreement also provided that Mr. Davenport would receive all customary benefits from our Company (including health care benefits, 401–K and 3 weeks of vacation annually), and that he would also be eligible for participation in bonus plans as implemented by the Board of Directors at a target level of 50% of his salary.

     Our letter agreement with Mr. Davenport was superseded by the formal executive employment agreement effective November 11, 2009. Pursuant to the terms of the executive employment agreement, Mr. Davenport agreed to continue to serve as our Vice President and Chief Operating Officer, and to perform such duties and responsibilities as our board of directors may from time to time reasonably determine and assign, as is customarily performed by persons in an executive position.

     In consideration for Mr. Davenport’s services, we have agreed to:

  continue to pay Mr. Davenport an annual salary in the amount of $230,000 as provided in the letter agreement;

  continue to provide Mr. Davenport with bonuses from time–to–time as determined by our compensation committee; and

  continue to allow Mr. Davenport to participate in our 2006 Stock Incentive Plan, our Performance Incentive Plan, and such other plans that may from time to time be adopted by our Company during the term of employment to compensate or provide incentives to qualifying senior executives of our Company.

     The executive employment agreement contains certain provisions that will apply if Mr. Davenport resigns or is terminated without cause following a change of control of our Company, including the following:

  we will pay Mr. Davenport an amount equal to two times his base salary in a lump sum within 60 days;

  if Mr. Davenport elects continuation of coverage of medical and dental benefits under the United States Consolidated Omnibus Budget Reconciliation Act of 1985, we will pay 100% of the premiums for the first 18 months of coverage; and

  we will pay the premiums necessary for continuation of any supplemental disability policy or, at the election of our Company, a lump sum amount equal to the aggregate premiums to be paid on such a policy, in either case for a period of 12 months.

     Mr. Davenport’s term of employment under the executive employment agreement will end on January 11, 2012. The executive employment agreement is subject to automatic extension for successive periods of one additional year unless either our Company or Mr. Davenport provides written notice of an intention not to renew the agreement no later than 90 days prior to the end of the then–current term of the agreement.

The executive employment agreement provides that we may terminate Mr. Davenport’s employment without cause, in which event:

  Mr. Davenport will be entitled to continue to receive his base salary for 12 months (the “Davenport Severance Term”); and

  if Mr. Davenport is eligible for and elects to continue his health insurance pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, following the date of his termination, we will pay the premiums until the earlier of (a) the expiration of the Davenport Severance Term, or (b) the date on which Mr. Davenport commences employment with another employer who provides health insurance benefits at least as favorable as those provided by us.

Wayne Morrison

     Wayne Morrison has been appointed as our Company’s Vice President and Chief Financial Officer effective as of January 8, 2008. Our Company and Mr. Morrison are parties to a letter agreement dated December 3, 2007, whereby Mr. Morrison was offered the position of Controller of our Company, effective December 1, 2007, with a view toward Mr. Morrison’s appointment as Vice President and Chief Financial Officer upon confirmation of acceptability of Mr. Morrison as an executive officer from the Toronto Stock Exchange.

     Effective September 9, 2008, we entered into an executive employment agreement with Mr. Morrison. Pursuant to the terms of the executive employment agreement, Mr. Morrison will continue serve as our Vice President and Chief Financial Officer. Mr. Morrison will perform such duties and responsibilities as set out in the Morrison Agreement and as our board of director’s may from time to time reasonably determine and assign as is customarily performed by persons in an executive position.

     In consideration for Mr. Morrison’s services, we have agreed to:

  continue to pay Mr. Morrison an annual salary in the amount of $175,000 (an increase of $25,000 over the $150,000 per annum originally provided for in the letter agreement);

  continue to provide Mr. Morrison with bonuses from time–to–time as determined by our compensation committee; and

  continue to allow Mr. Morrison to participate in our 2006 Stock Incentive Plan, our Performance Incentive Plan, and such other plans that may from time to time be adopted by our Company during the term of employment to compensate or provide incentives to qualifying senior executives of our Company.

     The executive employment agreement contains certain provisions that will apply if Mr. Morrison resigns or is terminated without cause following a change of control of our Company, including the following:

  we will pay Mr. Morrison an amount equal to three times his base salary in a lump sum within 60 days;
  if Mr. Morrison elects continuation of coverage of medical and dental benefits under the United States Consolidated Omnibus Budget Reconciliation Act of 1985, we will pay 100% of the premiums for the first 18 months of coverage; and
  we will pay the premiums necessary for continuation of any supplemental disability policy or, at the election of our Company, a lump sum amount equal to the aggregate premiums to be paid on such a policy, in either case for a period of 12 months.

     Mr. Morrison’s term of employment under the executive employment agreement will end on November 30, 2010. The executive employment agreement is subject to automatic extension for successive periods of one additional year unless either our Company or Mr. Morrison provides written notice of an intention not to renew the agreement no later than 90 days prior to the end of the then–current term of the agreement.

     The executive employment agreement provides that we may terminate Mr. Morrison’s employment without cause, in which event:

  Mr. Morrison will be entitled to continue to receive his base salary for 24 months (the “Morrison Severance Term”); and

  if Mr. Morrison is eligible for and elects to continue his health insurance pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, following the date of his termination, we will pay the premiums until the earlier of (a) the expiration of the Morrison Severance Term, or (b) the date on which Mr. Morrison commences employment with another employer who provides health insurance benefits at least as favorable as those provided by us.

John T. Perry

     John Perry served as our Company’s President and Chief Executive Officer until his resignation on February 16, 2010, pursuant to the terms of an executive employment agreement dated April 18, 2005. The executive employment agreement originally governed the terms of Mr. Perry’s employment as our Company’s Senior Vice President and Chief Financial Officer until his resignation from the position of Senior Vice President upon his appointment as President and Chief Executive Officer on April 23, 2007. The initial term of this agreement was for two years, subject to automatic renewal for successive one year periods unless cancelled by either of the parties. Mr. Perry’s annual base salary under the agreement was originally set at $175,000 annually, subject to his agreement to accept 20,000 shares of common stock per month in lieu of cash salary on an interim basis. Following the completion of our Company’s unregistered offering of special warrants in June 2007, Mr. Perry received his salary in cash. Given Mr. Perry’s increased responsibilities, the board of directors authorized an increase in his salary to $200,000 effective June 1, 2007.

     At the time of his appointment as our Senior Vice President and Chief Financial Officer effective April 1, 2005, we agreed to issue 500,000 shares of common stock to Mr. Perry as a signing bonus, of which 250,000 were issued upon the execution of the memorandum of understanding, and the remaining 250,000 were issued in April 2006. We also issued options to Mr. Perry entitling him to purchase up to 500,000 shares of our common stock, exercisable for a term of five years, as follows: (a) 200,000 shares at an exercise price of $0.30 per share; (b) 100,000 at an exercise price of $0.40 per share; (c) 100,000 at an exercise price of $0.50 per share; and (d) 100,000 at an exercise price of $0.60 per share.

     Effective October 18, 2006, we entered into an agreement amending our executive employment agreement with Mr. Perry. The amended executive employment agreement contained certain provisions that will apply if our Company becomes a party to a “Significant Transaction.” The definition of “Significant Transaction” in our amended executive employment agreement with Mr. Perry is identical to that contained in our amended executive employment agreements with Mr. Hirsch and Mr. Anderson.

     Effective September 9, 2008, we entered into an amended and restated executive employment agreement with Mr. Perry. Pursuant to the terms of the amended and restated executive employment agreement, Mr. Perry agreed to continue to serve as our President and Chief Executive Officer.

     In consideration for Mr. Perry’s services, we agreed to:

  continue to pay Mr. Perry an annual salary in the amount of $200,000;

  continue to provide Mr. Perry with bonuses from time–to–time as determined by our compensation committee; and

  continue to allow Mr. Perry to participate in our 2006 Stock Incentive Plan, our Performance Incentive Plan, and such other plans that may from time to time be adopted by our Company during the term of employment to compensate or provide incentives to qualifying senior executives of our Company.

     The amended and restated executive employment agreement contained certain provisions that were to apply if Mr. Perry resigned or was terminated without cause following a change of control of our Company.

     Mr. Perry’s term of employment under the amended and restated executive employment agreement ended on April 22, 2009. However, the amended and restated executive employment agreement was subject to automatic extension for successive periods of one additional year unless either our Company or Mr. Perry provided written notice of an intention not to renew the agreement no later than 90 days prior to the end of the then–current term of the agreement.

     The amended and restated executive employment agreement provided that we could terminate Mr. Perry’s employment without cause, in which event:

  Mr. Perry was to be entitled to continue to receive his base salary for the greater of (a) the remainder of the then–current term of the amended and restated executive employment agreement, and (b) 12 months (the “Perry Severance Term”);

  if Mr. Perry was eligible for and elected to continue his health insurance pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 following the date of his termination, we were to pay the premiums until the earlier of (a) the expiration of the Perry Severance Term, or (b) the date on which Mr. Perry commenced employment with another employer who provides health insurance benefits at least as favorable as those provided by us; and

  immediate vesting and/or issuance of all unvested stock options, grants, rights or other equity.

     On November 26, 2008, Mr. Perry was granted a total of 450,000 stock options, each entitling him to purchase one share of our Company’s common stock at an exercise price of $0.09 per share until November 23, 2013. Mr. Perry received 100,000 of these stock options in his capacity as a director of our Company. The balance of 350,000 options were granted to Mr. Perry in his capacity as an officer, subject to certain vesting conditions. At the time of his resignation as a director and officer of our Company, 150,000 options had not yet vested, but, in recognition of Mr. Perry’s significant contributions to our Company as a director and officer, our Board of Directors caused the vesting date to be accelerated to March 2, 2010.

2007 Performance Incentive Plan

     On July 31, 2007, we adopted a performance incentive plan, or the 2007 Performance Plan, for the purpose of retaining and providing an incentive to certain key employees involved in restarting and commissioning the Johnson Camp Mine. In December 2008 and in March 2009, our Company revised certain targets or milestones, lowered the potential payout and modified the effective period of the plan. The 2007 Performance Plan covered the period of time from July 1, 2007, to April 30, 2009 and was based its payouts on the achievement of certain key targets and milestones associated with the restart and commissioning of the Johnson Camp Mine.

     Our Compensation Committee was responsible for administering the 2007 Performance Plan, including selecting the employees eligible to participate therein, determining their participation level and establishing key target dates for payments to be made under the 2007 Performance Plan.

     Under the 2007 Performance Plan, the achievement of targets or milestones was not on an “all or nothing” basis. If a milestone was achieved later than the target date set by the Compensation Committee, it will still have been achieved; however, it will have been achieved at less than 100%. The level of achievement reached with respect to the established targets or milestones was determined by the Chief Executive Officer and President, subject to approval by the Compensation Committee

     In August, 2007, the Compensation Committee selected the employees entitled to participate in the 2007 Performance Plan and set the key target dates and payout levels under the 2007 Performance Plan. John Perry, our former President and Chief Executive Officer until his resignation effective February 16, 2010, and Erland A. Anderson, our former Executive Vice President and Chief Operating Officer, until his resignation effective January 12, 2009, were both participants under the 2007 Performance Plan and were entitled to a maximum payout of up to 110% of their base salary during the plan period if all targets or milestones are met at 100%. Upon appointment as Vice President and Chief Financial Officer on January 8, 2008, Wayne Morrison was also selected to participate in the 2007 Performance Plan. He was entitled to a maximum payout of up to 80% of his base salary during the remaining plan period if all targets or milestones are met at 100%. Various other employees participated in the 2007 Performance Plan at lower percentages. In June 2009, after a review of the milestones and our Company’s success in achieving them, the Compensation Committee determined that the 2007 Performance Plan payout to be $417,141. As of December 31, 2009, the entire amount of the payout remains unpaid.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU
VOTE “FOR” THE ELECTION OF THE DIRECTOR NOMINEES SET FORTH ABOVE

PROPOSAL NUMBER TWO:

     RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

     Mayer Hoffman McCann P.C. has been appointed as our independent registered public accountants for the year ending December 31, 2010. Mayer Hoffman McCann P.C. audited the Company’s financial statements for the years ended December 31, 2009 and 2008.

     The Company anticipates that a representative of Mayer Hoffman McCann P.C. will be present at the annual meeting. The representative will have the opportunity to make a statement if they desire to do so. It is expected the representative will not be available to respond to questions.

     In the event ratification by the stockholders of the appointment of Mayer Hoffman McCann P.C. as the Company’s independent registered public accountants is not obtained, our Board of Directors will reconsider such appointment.

Principal Accountant Fees and Services

     Mayer Hoffman McCann P.C. performed the services listed below and was paid the fees listed below for the fiscal years ended December 31, 2009 and December 31, 2008:

Audit Fees

2009	2008
$386,850	$292,085

Audit Related Fees

2009	2008
None	None

     Audit Fees, of which 100% thereof were approved by the Company’s audit committee, consist of fees billed for professional services rendered for the audits of our financial statements, reviews of interim financial statements included in quarterly reports, services performed in connection with filings with the Securities and Exchange Commission and related comfort letters and other services that are normally provided by Mayer Hoffman McCann P.C. in connection with statutory and regulatory filings or engagements.

Tax Fees

2009	2008
$70,095	$36,730

     Tax Fees consist of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and local tax compliance and consultation in connection with various transactions and acquisitions.

All Other Fees

2009	2009
None	None

Audit Committee Pre–Approval of Audit and Permissible Non–Audit Services of Independent Auditors

     Effective May 6, 2003, the Securities and Exchange Commission adopted rules that require that before an independent registered public accounting firm is engaged by us to render any auditing or permitted non–audit related service, the engagement be:

  approved by our audit committee; or

  entered into pursuant to pre–approval policies and procedures established by the audit committee, provided the policies and procedures are detailed as to the particular service, the audit committee is informed of each service, and such policies and procedures do not include delegation of the audit committee’s responsibilities to management.

     Our audit committee was formed in February 2006, and has assumed responsibility for the pre–approval of audit and permitted non–audit services to be performed by our Company’s independent auditor. The audit committee will, on an annual basis, consider and, if appropriate, approve the provision of audit and non–audit services by Mayer Hoffman McCann P.C. Thereafter, the audit committee will, as necessary, consider and, if appropriate, approve the provision of additional audit and non–audit services by Mayer Hoffman McCann P.C. which are not encompassed by the audit committee’s annual pre–approval and are not prohibited by law. The audit committee has delegated to the chair of the audit committee the authority to pre–approve, on a case–by–case basis, non–audit services to be performed by Mayer Hoffman McCann P.C.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL TO
RATIFY THE APPOINTMENT OF MAYER HOFFMAN MCCANN P.C. AS THE
INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS OF THE COMPANY FOR
THE YEAR ENDING DECEMBER 31, 2010

PROPOSAL NUMBER THREE:

APPROVAL AND RATIFICATION OF AMENDMENT TO SECTION 3.1(A)
OF THE AMENDED AND RESTATED 2006 STOCK INCENTIVE PLAN

     Our 2006 Stock Incentive Plan was approved by our stockholders at our annual general meeting held on October 18, 2006. Our shares of common stock were subsequently listed for trading on the TSX on January 1, 2008. The TSX reviewed the 2006 Stock Incentive Plan and requested certain minor amendments to clarify certain provisions and make the 2006 Stock Incentive Plan compliant with its policies in accordance with applicable rules. The amendments have been incorporated into the Amended and Restated 2006 Stock Incentive Plan.

     A total of 6,000,000 shares of common stock have been reserved for issuance under all awards (each, an “Award”) that may be granted under the Amended and Restated 2006 Stock Incentive Plan. In order to provide greater flexibility to our Company to grant stock-based compensation and incentive awards to “Eligible Participants” under and as defined in the Amended and Restated 2006 Stock Incentive Plan, our Board of Directors has approved an amendment to section 3.1(a) thereof to increase to 11,000,000 the total number of shares of common stock that may be reserved for issuance under all Awards that may be granted under the Amended and Restated 2006 Stock Incentive Plan. As so amended, section 3.1(a) of the Amended and Restated 2006 Stock Incentive Plan provides as follows:

“(a) Subject to the provisions of Section 18, the maximum aggregate number of Shares which may be issued pursuant to all Awards under this Plan is Eleven Million (11,000,000) (“Maximum Number”). The maximum aggregate number of Shares that may be granted in the form of Incentive Stock Options shall be Eleven Million (11,000,000). See Section 29 for Reservation of Shares.”

Under the policies if the TSX, such amendment must be approved and ratified by our stockholders. Accordingly, our stockholders will be asked to adopt the following ordinary resolution at the annual general meeting:

     BE IT RESOLVED THAT:

1.

The amendment to section 3.1(a) of the Amended and Restated 2006 Stock Incentive Plan of Nord Resources Corporation (the “Company”), in the form presented at this Annual Meeting of Shareholders of the Company (the “Meeting”) and described in the Company’s Proxy Statement relating to the Meeting, be and is hereby approved and ratified;

2.

Any one director or officer of the Company be and is hereby authorized and directed for and on behalf of and in the name of the Company, to do all such acts and things, and to execute, whether under the corporate seal of the Company or otherwise, and deliver all such documents and instruments as may be considered necessary or desirable to give effect to the foregoing.

     In accordance with applicable SEC and TSX rules, we have provided below a summary of the material terms of the Amended and Restated 2006 Stock Incentive Plan, which is qualified in its entirety by reference to the full text of the Amended and Restated 2006 Stock Incentive Plan. A copy of the Amended and Restated 2006 Stock Incentive Plan, as amended to increase to 11,000,000 the total number of shares of common stock that may be reserved for issuance under all awards (subject to stockholder approval and ratification of such amendment), may be obtained without charge upon request to the Company. All such requests should be addressed to: Nord Resources Corporation, 1 West Wetmore Road, Suite 203, Tucson, Arizona 85705, United States of America, Attention: The Chief Financial Officer.

Purpose of the Amended and Restated Plan

     The purpose of the Amended and Restated 2006 Stock Incentive Plan is to advance the interests of the Company by encouraging “Eligible Participants” to acquire shares of the Company, thereby increasing their proprietary interest in the Company, encouraging them to remain associated with the Company and furnishing them with additional incentive to advance the interests of the Company in the conduct of their affairs. “Eligible Participants” means employees, directors, officers and consultants of (a) the Company or (b) any of the following entities (each, a “Related Entity”): (i) any “parent corporation” (“Parent”) as defined in section 424(e) of the Internal Revenue Code of 1986, as amended (the “Code”); (ii) any “subsidiary corporation” (“Subsidiary”) as defined in section 424(f) of the Code (a “Subsidiary”); or (iii) any business, corporation, partnership, limited liability company or other entity in which the Company, a Parent or a Subsidiary holds a greater than 50% ownership interest, directly or indirectly.

     The Amended and Restated 2006 Stock Incentive Plan provides for the granting to Eligible Participants of such incentive Awards as a committee duly appointed by the Board of Directors to administer the Plan or the Board, as the case may be, (the “Administrator”) may from time to time approve.

Authorized Shares

     Currently, a total of 6,000,000 shares of common stock may be issued under all Awards that may be granted under the Amended and Restated 2006 Stock Incentive Plan, representing approximately 5.4% of our issued share capital as of April 30, 2010. The stockholders are being asked to approve and ratify an amendment to increase such total number of shares of common stock to 11,000,000, which would represent approximately 9.9% of our issued share capital as of April 30, 2010.

     As of April 30, 2010, we have issued and/or reserved for issuance an aggregate of 5,555,996 shares of common stock pursuant to the exercise of Awards under our Amended and Restated 2006 Stock Incentive Plan, representing approximately 5.0% of our issued share capital as of that date. The following table summarizes, as of April 30, 2010, Awards granted under our Amended and Restated 2006 Stock Incentive Plan:

		Shares
		Reserved for
		Issuance Under	Shares Issued
		Outstanding	Pursuant to
		Awards	Awards
Options issued	5,310,000
Options cancelled prior to vesting	(670,993)
Options expired	(30,005)
Options exercised	(806,670)
Total options outstanding	3,802,335	3,802,335
Shares issued on exercise of Options			806,670

DSUs issued	946,991
DSUs converted	(298,719)
DSUs outstanding	648,272	648,272
Shares issued on conversion of DSUs			298,719
Total		4,450,607	1,105,389

We have also reserved an additional 675,000 shares of common stock for issuance under stock options granted to our directors, officers, employees and consultants outside of the Amended and Restated 2006 Stock Incentive Plan; such shares represent approximately 0.6% of our issued capital as of April 30, 2010.

     The common stock to be issued under the Amended and Restated 2006 Stock Incentive Plan consists of authorized but unissued shares and treasury shares. If any shares covered by an Award are not purchased or are forfeited, or if an Award otherwise terminates without delivery of any common stock, then the number of shares of common stock counted against the aggregate number of shares available under the Award will, to the extent of any such forfeiture or termination, again be available for making awards under the Amended and Restated 2006 Stock Incentive Plan. In addition, if the exercise price of an option, or the withholding obligation of a grantee with respect to any Award, is satisfied by tendering shares or withholding shares, the number of shares tendered or withheld will be cancelled and will not reduce the number of shares available under the Amended and Restated 2006 Stock Incentive Plan as they were previously issued.

     The market value of securities underlying Awards is $0.26 per share based on the market price of our stock on the TSX on April 30, 2010.

     We currently have five members on our Board of Directors (one of whom will not be standing for re-election at the forthcoming annual meeting of stockholders), three executive officers (one of whom is a member of the Board of Directors), approximately 80 employees, and various consultants, all of whom would be eligible to receive Awards under the Amended and Restated 2006 Stock Incentive Plan.

Terms of the Amended and Restated 2006 Stock Incentive Plan

     Summary. A summary of the features of the Amended and Restated 2006 Stock Incentive Plan follows:

(a)      The Administrator will be a Committee of the Board of Directors of the Company appointed to act in such capacity, or otherwise, the Board of Directors itself.

(b)      Subject to applicable laws, including the rules of any applicable stock exchange or national market system, the Administrator will be authorized to grant any type of Award to an Eligible Participant (a “Grantee”) that is not inconsistent with the provisions of the Amended and Restated 2006 Stock Incentive Plan, and the specific terms and provisions of which are set forth in an Award Agreement (as defined in the Amended and Restated 2006 Stock Incentive Plan), and that by its terms involves or may involve the issuance of:

(i)      shares of common stock of the Company (including Awards that may be earned in whole or in part upon attainment of performance criteria established by the Administrator),

(ii)      a stock option (an “Option”) entitling the Grantee to purchase shares of common stock of the Company,

(iii)      a stock appreciation right (an “SAR”) entitling the Grantee to acquire such number of shares of common stock of the Company (based on the Fair Market Value of the underlying stock on the date of exercise less the exercise price divided by the Fair Market Value on the exercise date) or such cash compensation as will be determined by reference to any appreciation in the value of the Company’s common stock, in accordance with terms to be established by the Administrator,

(iv)      restricted stock issuable for such consideration, if any (which may not be less than the Fair Market Value of our Company’s common stock), and subject to such restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions including those effective upon termination of employment or upon a failure to satisfy performance goals during the applicable restriction period, and such other terms and conditions to be established by the Administrator,

(v)      unrestricted stock issuable for such consideration, if any (which may not be less than the Fair Market Value of our Company’s common stock), and on such terms and conditions to be established by the Administrator,

(vi)      restricted stock units, subject to such restrictions as may be imposed under an Award Agreement, and represented by notional accounts maintained in the respective names of the Grantees that are valued solely by reference to shares of common stock of the Company and payable only in shares after the restrictions have lapsed, as determined by the Administrator and subject to certain limitations as set forth in the Amended and Restated 2006 Stock Incentive Plan,

(vii)      DSUs issuable to Eligible Directors (as defined in Subpart A to the Amended and Restated 2006 Stock Incentive Plan) in lieu of Eligible Remuneration (as defined in Subpart A to the Amended and Restated 2006 Stock Incentive Plan) otherwise payable in shares of common stock, and subject to settlement as provided in an Award Agreement, subject to certain limitations set forth in the Amended and Restated 2006 Stock Incentive Plan, and represented by notional accounts maintained in the respective names of the Eligible Directors,

(viii)      dividend equivalent rights, which are rights entitling the recipient to receive credits for dividends that would be paid if the recipient had held a specified number of shares of common stock,

(ix)      any other security with the value derived from the value of the Company’s common stock, or

(x)      any combination of the foregoing.

(c)      “Fair Market Value” is defined in the Amended and Restated 2006 Stock Incentive Plan to mean, as of any date, the value of a share of our Company’s common stock determined in good faith by the Administrator. By way of illustration, but not limitation, for the purpose of this definition, good faith will be met if the Administrator employs certain methods outlined in the Amended and Restated 2006 Stock Incentive Plan, including the following:

(i)      if the common stock is traded on any established stock exchange or quoted on a national market system, fair market value shall be (A) the closing sales price for the common stock as quoted on that stock exchange or system for the last trading day immediately preceding the grant date of the Award (the “Value Date”) as reported in The Wall Street Journal or a similar publication, or (B) if the rules of the applicable stock exchange require, the volume-weighted average trading price for five (5) days prior to the date the Board approves the grant of the Award; and

(ii)      if Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported on any established stock exchange or quoted on a national market system, fair market value shall be the mean between the high bid and low asked prices on the Value Date.

(d)      Unless permitted under applicable law and regulatory requirements, no Insider (as defined in the Amended and Restated 2006 Stock Incentive Plan) is eligible to receive an Award where:

(i)      the exercise price of an Award granted to an Insider cannot be reduced, or the term of the Award cannot be extended to benefit an Insider, unless the Company obtains shareholder approval, excluding the votes of securities held directly or indirectly by Insiders benefiting from such change;

(ii)      the number of securities issuable to Insiders, at any time, under all of the Company’s security based compensation arrangements, cannot exceed ten percent (10%) of the Company’s total issued and outstanding Common Stock; and

(iii)      the number of securities issued to Insiders, within any one year period, under all of the Company’s security based compensation arrangements, cannot exceed ten percent (10%) of the issued and outstanding Common Stock.

(e)      Unless and until the Administrator determines that an Award to a Grantee is not designed to qualify as Performance-Based Compensation (as defined in the Amended and Restated 2006 Stock Incentive Plan), the following limits will apply to grants of Awards to Grantees:

(i)      the maximum number of shares of common stock with respect to one or more Options and/or SARs that may be granted during any one calendar year to any one Grantee shall be 600,000; and

(ii)      the maximum aggregate grant with respect to Awards of restricted stock, unrestricted stock, restricted stock units and deferred stock units in any one calendar year to any one Grantee shall be 600,000.

(f)      Each Award will be subject to a separate Award Agreement to be executed by the Company and the Grantee, which shall specify the term of the Award.

(g)      The terms and conditions of any Award, including, but not limited to, the exercise price, grant price or purchase price, any restrictions or limitation on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of the Award, and acceleration or waivers thereof, will be determined by the Administrator in compliance with applicable laws, including the rules of an applicable stock exchange or national market system.

(h) Awards will be transferable only to the extent provided in the relevant Award Agreement. Generally, Awards may not be pledged, encumbered or hypothecated to or in favor of any party other than to the Company or a Related Entity or Affiliate. No Award shall be sold, assigned, transferred or disposed of in any manner other than by will or by the laws of descent or distribution, except that the Administrator may permit certain limited transfers of other Awards, and in the case of incentive stock options, pursuant to a qualified domestic relations order.

(i)      Options may be granted upon such terms and conditions not inconsistent with the Plan as the Administrator may impose including:

(i)      the Administrator may determine in its discretion whether any Option shall be subject to vesting and the terms and conditions of any such vesting;

(ii)      each Option and all rights or obligations thereunder shall expire on such date as shall be determined by the Administrator, but not later than 10 years after the grant date;

(iii)      the exercise price of any Option shall be determined by the Administrator when the Option is granted and may not be less than 100% of the Fair Market Value of the shares on the grant date;

(iv)      if for any reason other than disability or death, a Grantee terminates Continuous Service (as defined in the Amended and Restated 2006 Stock Incentive Plan), vested options held at the date of such termination may be exercised within three months after the date of such termination or such lesser period specified in the related Award Agreement;

(v)      if a Grantee that has been granted an incentive stock option terminates employment but continues as a consultant (not a termination of Continuous Service), the Grantee shall be entitled to exercise the option within three months of termination of Continuous Service or such lesser period specified in the related Award Agreement; and

(vi)      if a Grantee becomes disabled while rendering Continuous Service, or dies while employed by the Company or within three months thereafter, vested options then held may be exercised by the Grantee, or its personal representative, within one year after the termination because of the disability or death, or any lesser period specified in the related Award Agreement.

(j)      If the expiry date for an Option fall within a Black-out Period, or within nine business days following the expiration of a Black-out Period, the expiry date will be automatically extended to the tenth business day after the end of the Black-out Period. “Black-out Period” is defined in the Amended and Restated 2006 Stock Incentive Plan to mean an interval of time during which our Company has determined that one or more Eligible Participants may not trade our securities because they may be in possession of undisclosed material information pertaining to our Company, or when in anticipation of the release of quarterly or annual financials, to avoid potential conflicts associated with an insider-trading policy or applicable securities legislation.

(k)      An Award may not be exercised after the termination date of such Award set forth in the Award Agreement and may be exercised following the termination of a Grantee’s Continuous Service only to the extent provided in the Award Agreement. Where the Award Agreement permits a Grantee to exercise an Award following the termination of the Grantee’s Continuous Service for a specified period, the Award shall terminate to the extent not exercised on the last day of the specified period or the last day of the original term of the Award, whichever occurs first. However, in the event a Grantee’s Continuous Service has been terminated for “cause”, he or she shall immediately forfeit all rights to any and all Awards outstanding.

(l)      Subject to applicable laws, the Administrator may at any time offer to buy out a previously granted Award for a payment in cash, shares of common stock of the Company or other consideration.

(m)      The number of shares of common stock issuable under the Amended and Restated 2006 Stock Incentive Plan, including the number of shares issuable under any outstanding Awards, is subject to adjustment in certain circumstances, including certain changes in the Company’s share capital to reflect common stock dividends, stock splits, reverse stock splits, combination or reclassification of shares or other similar events.

(n)      A Grantee may exercise an Award Right (as defined in the Amended and Restated 2006 Stock Incentive Plan) by delivering to the Company a written notice that specifies the number of Award Rights that the Grantee is exercising and, at the discretion of the Administrator, payment for shares may be made: (i) by cash, cashier’s check or wire transfer; (ii) by tendering shares of the Company’s common stock (which if acquired from the Company have been held by the Grantee for at least six months); (iii) by a deemed net-stock exercise, in which case the Grantee is deemed to have disposed of the Grantee’s right to exercise the specified number of Award Rights in the normal manner, and to have received as consideration therefor, and in full and final satisfaction of those disposed Award Rights the right to receive the appropriate number of shares of common stock, or (iv) by broker-assisted cashless exercise in which instructions are provided to a broker to settle the purchase and sale of the shares underlying the Award.

(o)      The Administrator can amend the terms of any outstanding Award, provided that any amendment that would adversely affect the Grantee’s rights under an existing award will not be made without the Grantee’s consent, unless a result of a change in applicable law, and amendments will be submitted for stockholder approval to the extent required by the Code, stock exchange rules, or other applicable laws, rules or regulations.

(p)      The Board of Directors of the Company may at any time amend, suspend or terminate the Amended and Restated 2006 Stock Incentive Plan, subject to such stockholder approval as may be required by applicable laws, including the rules of an applicable stock exchange or national market system, provided that:

(i)      no Award may be granted during any suspension of the Amended and Restated 2006 Stock Incentive Plan or after termination of the Amended and Restated 2006 Stock Incentive Plan, and

(ii)      any amendment, suspension or termination of the Amended and Restated 2006 Stock Incentive Plan will not affect Awards already granted, and such Awards will remain in full force and effect as if the Amended and Restated 2006 Stock Incentive Plan had not been amended, suspended or terminated, unless mutually agreed otherwise between the Grantee and the Administrator, which agreement will have to be in writing and signed by the Grantee and the Company.

     The Amended and Restated 2006 Stock Incentive Plan provides that stockholder approval is required for the following types of amendments: (a) any increase in maximum number of shares issuable under the Amended and Restated 2006 Stock Incentive Plan, except for a proportional increase in such maximum number as a result of stock split or stock dividend, or a change from a fixed maximum number of shares to a fixed maximum percentage, (b) any change to those persons who are entitled to become participants under the Amended and Restated 2006 Stock Incentive Plan which would have the potential of broadening or increasing participation of the Company’s insiders, or (c) the addition of any form of financial assistance or amendment to a financial assistance provision which is more favorable to grantees of Awards.

     Further, the Board may, in its discretion, determine that any amendment to the Amended and Restated 2006 Stock Incentive Plan should be effective only if approved by the stockholders, even if such approval is not expressly required by the Plan or by law

     The Administrator is empowered to amend, modify, or terminate any outstanding Award or Award Agreement without approval of the Grantee; provided however, that subject to the applicable Award Agreement, no such amendment, modification or termination shall, without the Grantee’s consent, reduce or diminish the value of the Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment or termination, unless required by applicable law.

     The Administrator also has broad authority to amend the Amended and Restated 2006 Stock Incentive Plan or any outstanding Award under the Plan without shareholder approval or approval of the Grantee to the extent necessary or desirable (a) to comply with, or take into account changes in, applicable tax laws, securities laws, accounting rules and other applicable laws, rules and regulations, or (b) to ensure that an Award is not subject to interest and penalties under Section 409A of the Code or the excise tax imposed by Section 4999 of the Code.

     Furthermore, subject to applicable law, the Administrator may, in its absolute discretion, amend or modify the 2006 Stock Incentive Plan without shareholder approval (a) to correct any defect or supply any omission or reconcile any inconsistency in the Plan or to make any other such amendments which are of a “housekeeping” or clerical nature; (b) to change the vesting provisions of an Award, as applicable; (c) to change the termination provision of an Award, as applicable, which does not entail an extension beyond the original expiry date of the Award; (d) the addition of a cashless exercise feature, payable in cash or securities; and (e) with respect to non-insiders of our Company, to amend the exercise price of an Award or extend the expiry period of an Award.

     Section 162(m). Section 162(m) of the Code limits publicly-held companies to an annual deduction for federal income tax purposes of $1,000,000 for compensation paid to their chief executive officer and the four highest compensated executive officers (other than the chief executive officer) determined at the end of each year (the “Covered Employees”). However, performance-based compensation is excluded from this limitation. The Amended and Restated 2006 Stock Incentive Plan is designed to permit the Administrator to grant awards that qualify as “performance-based compensation” under section 162(m) of the Code to any employees who are Covered Employees. The exercise or purchase price per share, if any, of such an Award may not be less than the Fair Market Value of the Company’s common stock on the date of the grant, and the grants of such Awards may only be made by a committee (or a subcommittee of a committee) which is comprised solely of two or more directors eligible under the Code to serve on a committee responsible for making Awards of performance based compensation.

     If an Award is made on this basis, the Administrator must establish performance goals prior to the beginning of the period for which the performance goal relates, or by a later date as may be permitted under applicable tax regulations, and the Administrator may for any reason reduce, but not increase, any award, notwithstanding the achievement of a specified goal. Any payment of an award granted with performance goals will be conditioned on the written certification of the Administrator in each case that the performance goals and any other material conditions were satisfied. The Administrator is authorized to establish performance goals that qualify as performance-based Awards to Covered Employees under Section 162(m) of the Code.

     Options. Under the Amended and Restated 2006 Stock Incentive Plan, Options may be granted as either incentive stock options under section 422 of the Code and the regulations thereunder (“Incentive Stock Options”) or non-incentive stock options under section 83 of the Code (“Non-Qualified Stock Options”). Non-Qualified Stock Options may be granted for a term not exceeding ten years, and unless otherwise determined by the Administrator, the exercise price per share may not be less than the Fair Market Value of the Company’s common stock on the date of the grant.

     Incentive Stock Options. The specific provisions under the Amended and Restated 2006 Stock Incentive Plan which apply to Incentive Stock Options include the following:

(a)      if granted to a Grantee who at the time of the grant owns stock representing more than ten percent of the voting power of all classes of the Company or any Parent or Subsidiary, an Incentive Stock Option will be limited to a maximum term of five years, and will be subject to an exercise price per share which may not be less than 110% of the Fair Market Value of the Company’s common stock on the date of the grant;

(b)      an Incentive Stock Option granted to any other Grantee may be granted for a term not exceeding ten years at an exercise price per share which may not be less than the Fair Market Value of the Company’s common stock on the date of the grant;

(c)      if the aggregate Fair Market Value of common stock subject to Incentive Stock Options which become exercisable for the first time by a Grantee (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000 during any calendar year, the Incentive Stock Options to which such excess value is attributable will be treated as Non-Qualified Stock Options; and

(d)      any Incentive Stock Option which is not exercised following the Grantee’s termination as an Eligible Participant within the time permitted by law will automatically convert to a Non-Qualified Stock Option and will thereafter be exercisable for the period specified under the relevant Award Agreement.

Acceleration of Vesting, Change in Control

     Except as may otherwise be provided in an Award Agreement, the Administrator shall have the authority, in its absolute discretion, exercisable either in advance or at the time of any actual or anticipated Corporate Transaction or Related Entity Disposition (each as described in the Amended and Restated 2006 Stock Incentive Plan) in which the Company is not the surviving corporation, without shareholder approval (a) to cancel each outstanding Award upon payment in cash to the Grantee of the amount by which any cash and the Fair Market Value of any other property which the Grantee would have received as consideration for the Shares covered by the Award if the Award had been exercised before such Corporate Transaction or Related Entity Disposition exceeds the exercise price of the Award, or (b) to negotiate to have such Award assumed by the surviving corporation. The determination as to whether the Company is the surviving corporation is at the sole and absolute discretion of the Administrator.

     In addition to the foregoing, in the event of a dissolution or liquidation of the Company, or a Corporate Transaction or Related Entity Disposition in which the Company is not the surviving corporation, the Administrator, in its absolute discretion, may accelerate the time within which each outstanding Award may be exercised.

The Administrator shall also have the authority:

(a)      to release the Awards from restrictions on transfer and repurchase or forfeiture rights of such Awards on such terms and conditions as the Administrator may specify, and

(b)      to condition any such Award’s vesting and exercisability or release from such limitations upon the subsequent termination of the Continuous Service of the Grantee within a specified period following the effective date of the Corporate Transaction or Related Entity Disposition.

     Effective upon the consummation of such Corporate Transaction or Related Entity Disposition, all outstanding Awards under this Amended and Restated 2006 Stock Incentive Plan not exercised by the Grantee or assumed by the successor corporation shall terminate.

     If there is a Change of Control (as defined in the Amended and Restated 2006 Stock Incentive Plan), all outstanding Awards shall fully vest immediately upon the Company’s public announcement of such a change.

Amended and Restated 2006 Stock Incentive Plan Benefits

     The following table provides information regarding Awards that have been made to the individuals listed under the Amended and Restated 2006 Stock Incentive Plan. Additional future awards may be granted to the individuals listed and such other individuals as determined by the Board of Directors or the Administrator at their discretion. Since the granting of awards is discretionary, future awards are not determinable at this time. Information concerning certain past stock option grants and DSU grants is set forth under “Proposal 1 – Election of Directors”.

PLAN BENEFITS TO EXECUTIVE GROUP

	Dollar Value	Number of
Name and Position	($)	Securities
Ronald A. Hirsch, Chairman	N/A	441,667(1)
Randy Davenport, Chief Executive Officers	N/A	333,333(2)
Wayne M. Morrison, Vice President and Chief Financial Officer	N/A	300,000(3)
Executive Group	N/A	1,075,000(4)
Non-Executive Director Group	N/A	4,032,602(5)

Notes:

(1)

Represents options to acquire up to 100,000 shares at an exercise price of $0.68 per share until June 11, 2017, options to acquire up to 275,000 shares at an exercise price of $0.85 per share until July 11, 2017, and options to acquire up to 66,667 shares at an exercise price of $0.09 per share until November 26, 2013.

(2)	Represents options to acquire up to 333,333 shares at an exercise price of $0.21 per share until December 3, 2012.

(3)

Represents options to acquire up to 133,333 shares at an exercise price of $1.10 per share until December 3, 2012, and options to acquire up to 166,667 shares at an exercise price of $0.09 per share until November 26, 2013.

(4)

Represents options to acquire up to 100,000 shares at an exercise price of $0.68 per share until June 11, 2017, options to acquire up to 275,000 shares at an exercise price of $0.85 until July 11, 2017, options to acquire up to 233,334 shares at an exercise price of $0.09 per share until November 26, 2013, options to acquire up to 133,333 shares at an exercise price of $1.10 per share until December 3, 2012, and options to acquire up to 333,333 shares at an exercise price of $0.21 per share until December 3, 2012.

(5)

Includes 3,199,001 shares of common stock reserved for issuance in connection with stock options granted under the Amended and restated 2006 Stock Incentive Plan, 833,601 shares of common stock reserved for issuance in connection with deferred stock units granted to our Company’s non–executive directors under the Amended and Restated 2006 Stock Incentive Plan (including a total of 100,000 deferred stock units issued on March 31, 2010 in respect of services rendered by our non-executive directors during the quarter ended on that date), and 213,390 common shares issued pursuant to the conversion of deferred stock units. Does not include 123,363 common shares issued pursuant to the conversion of deferred stock units.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL TO
APPROVE AND RATIFY THE AMENDMENT TO SECTION 3.1(A) OF THE
AMENDED AND RESTATED 2006 STOCK INCENTIVE PLAN

FORWARD–LOOKING STATEMENTS

     This proxy statement includes statements that are not historical facts. These statements are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 and are based, among other things, on our Company’s current plans and expectations relating to expectations of anticipated growth in the future and future success under various circumstances. As such, these forward-looking statements involve uncertainty and risk.

     Other factors and assumptions not identified above could also cause the actual results to differ materially from those set forth in any forward-looking statement. Our Company does not undertake any obligation to update the forward-looking statements contained in this proxy statement to reflect actual results, changes in assumptions, or changes in other factors affecting these forward-looking statements.

FUTURE STOCKHOLDER PROPOSALS

     Any stockholder who intends to present a proposal at the 2010 annual meeting of stockholders for inclusion in our proxy statement and proxy form relating to such annual meeting must submit such proposal to us at our principal executive offices no later than January 14, 2011. Our Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and all other applicable requirements.

     In addition, in the event a stockholder proposal is not received by our Company by March 30, 2011, the proxy to be solicited by the Board of Directors for the 2011 annual meeting will confer discretionary authority on the holders of the proxy to vote the shares if the proposal is presented at the 2011 annual meeting without any discussion of the proposal in the proxy statement for such meeting.

     SEC rules and regulations provide that if the date of our 2011 annual meeting is advanced or delayed more than 30 days from first anniversary of the 2010 annual meeting, stockholder proposals intended to be included in the proxy materials for the 2011 annual meeting must be received by us within a reasonable time before we begin to print and mail the proxy materials for the 2011 annual meeting.

     Proposals or notices of intention to present proposals should be addressed to: Wayne M. Morrison, Secretary, Nord Resources Corporation, 1 West Wetmore Road, Suite 203, Tucson, Arizona, 85705.

WHERE YOU CAN FIND MORE INFORMATION

     We are subject to the informational requirements of the Securities Exchange Act of 1934. We file reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s Public Reference Section at One Station Place, 100 F Street, NE, Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website, located at www.sec.gov that contains reports, proxy statements and other information regarding our company.

By Order of the Board of Directors of
Nord Resources Corporation

/s/ Ronald A. Hirsch

Ronald A. Hirsch
Chairman of the Board

May 7, 2010

NORD RESOURCES CORPORATION
1 West Wetmore Road, Suite 203
Tucson, Arizona 85705

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Wayne M. Morrison and Randy L. Davenport as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all the shares of Common Stock of Nord Resources Corporation held of record by the undersigned on April 30, 2010, at the Annual Meeting of Stockholders to be held at the Embassy Suites located at 3110 East Skyline Drive, Tucson, Arizona, 85718, on June 17, 2010 at 10:00 a.m. (Mountain Time) or any adjournment or postponement thereof.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder
Meeting to Be Held on June 17, 2010.

The Proxy Statement and form of Proxy, as well as the
Company’s Annual Report on Form 10-K
for the year ended December 31, 2009
are available on the Internet at:

http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=04558.

(Continued and to be signed on the reverse side.)

ANNUAL MEETING OF STOCKHOLDERS OF
NORD RESOURCES CORPORATION
June 17, 2010

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS
AND “FOR” PROPOSALS 2 AND 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [x]

1.	Election of Directors.			Nominees:

	[ ]	FOR ALL NOMINEES	[ ]	Ronald A. Hirsch

	[ ]	WITHHOLD AUTHORITY FOR ALL NOMINEES	[ ]	Stephen D. Seymour

	[ ]	FOR ALL EXCEPT (see instruction below)	[ ]	Douglas P. Hamilton

			[ ]	John F. Cook

Instruction: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the box next to each nominee you wish to withhold as shown here: [ ]

		For	Against	Abstain
2.	To ratify the appointment of Mayer Hoffman McCann P.C. as the Company’s independent registered public accounting firm.	[ ]	[ ]	[ ]

		For	Against	Abstain
3.	To approve and ratify the amendment to s. 3.1(a) of the Amended and Restated 2006 Stock Incentive Plan.	[ ]	[ ]	[ ]

Unless otherwise instructed, this proxy will be voted FOR all nominees listed in Proposal 1 and FOR proposals 2 and 3. This proxy will also be voted in the discretion of the holders hereof in favor of any proposal to adjourn or postpone the Meeting, and upon such other matters as may properly come before the Meeting or any adjournments or postponements thereof.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	[ ]

Signature of Stockholder:	Signature of Stockholder:
Name:	Name:
Date:	Date:
Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.